UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

OMEGA FLEX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 29, 2025

Dear Shareholders:

It is my pleasure to invite you to the 2025 annual meeting of the shareholders of Omega Flex, Inc. We will hold the meeting on Wednesday, June 18, 2025, at 10:00 a.m. Eastern Time, at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts. At the annual meeting, we will discuss each item of business described in the notice of annual meeting and in the accompanying proxy statement and give a report on our business operations. There will also be time for your questions.

You will have received a notice of internet availability, which directs you to our website to access the proxy statement and annual report through the internet at www.envisionreports.com/OFLX for registered shareholders, or www.edocumentview.com/OFLX for shares held through a banker or broker.

You can also request a paper copy of these documents by following the instructions in that notice. This booklet contains the proxy statement and a notice of the annual meeting. The proxy statement provides information about the business we will conduct at the annual meeting, in addition to describing our directors and management. Also available on our website is a copy of our Annual Report, which includes information about our business and our 2024 financial results.

We hope you will be able to attend the annual meeting. If you need special assistance at the meeting, please contact our Corporate Secretary at the address shown on the next page. Whether or not you expect to attend, please vote your shares using any of the following methods:

■	Vote by telephone or the internet, as described in the instructions on the notice of internet availability;

■	Request a proxy card; sign, date and return the proxy card in the prepaid envelope; or

■	Vote in person at the meeting.

We look forward to your participation at the annual meeting, and thank you for investing in Omega Flex, Inc.

Sincerely,

Dean W. Rivest,
Chief Executive Officer

Notice of 2025 Annual Meeting of Shareholders

Time and Place

The Annual Meeting of Shareholders (the “Annual Meeting”) of Omega Flex, Inc. will be held on Wednesday, June 18, 2025, at 10:00 a.m. Eastern Time, at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts.

You are entitled to participate in the Annual Meeting if you were a “registered shareholder” at the close of business on April 9, 2025, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee (“beneficial owner”).

Record Date

April 9, 2025. Only shareholders of record of our common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting.

Items of Business	●	To elect three Class 2 nominees as directors to our Board of Directors;
	●	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for 2025;
	●	To approve the Flex-Trac, Inc. 2025 Equity Incentive Plan;
	●	To approve, on an advisory basis, the compensation of our named executive officers;
	●	To approve, on an advisory basis, the frequency of the approval of the compensation of our named executive officers; and
	●	To transact such other business, if any, as may properly come before the Annual Meeting or any adjournments or postponements of the meeting.

Proxy Materials	Attached to this notice you will find a proxy statement that contains further information about the Annual Meeting and items upon which you will be asked to vote. Your vote is very important. You may vote via the Internet, by telephone, or by completing and mailing a proxy or voting card as explained in the attached proxy statement.

Proxy Voting

Even if you plan to attend the Annual Meeting, we encourage you to vote via the Internet, by telephone, or by completing and mailing your proxy card prior to the Annual Meeting. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described in the “Solicitation and Revocation of Proxies” section in the attached proxy statement.

Access to Proxy Materials	A Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access proxy materials (including our proxy statement and Annual Report) was first mailed on or about April 29, 2025, to all shareholders entitled to vote at the Annual Meeting, and the proxy materials were posted on our website, www.omegaflex.com and on the website referenced in the Notice on the same day.

On behalf of the Board of Directors, Susan B. Asch Corporate Secretary April 29, 2025	Principal Executive Office: 451 Creamery Way Exton, PA 19341

SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is being provided on or about April 29, 2025 to shareholders of record of Omega Flex, Inc. (“OmegaFlex,” or the “Company” or “we,” “us,” or “our”) as of April 9, 2025 in connection with the solicitation of proxies by the board of directors for use at the annual meeting of the shareholders to be held on Wednesday, June 18, 2025, at 10:00 a.m. Eastern Time, at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts.

The accompanying proxy is solicited by and on behalf of the board of directors of OmegaFlex. The cost of the solicitation of proxies will be borne entirely by the Company. Regular employees of the Company may solicit proxies by personal interview, mail or telephone and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such intermediaries. Broadridge Investor Communication Solutions and Georgeson have been retained by the Company to assist in the distribution of proxy materials and the solicitation of proxies by mail. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about April 29, 2025.

Your signed proxy card, or the proxy you grant via the Internet or by telephone, will be voted in accordance with your instructions. If you return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted, your shares will be voted “FOR” the election of each of the Board’s three director nominees, “FOR” Proposals 2, 3 and 4, and “THREE YEARS” for Proposal 5. As of the date of this proxy statement, no other matter is known which will be brought before the annual meeting. If any matter not described in this proxy statement is properly presented for a vote at the meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy card will vote in accordance with their best judgment and discretion.

Proxies may be revoked at any time prior to voting by (1) executing and delivering a later dated proxy to the Corporate Secretary of the Company at or before the annual meeting or by voting again via Internet or by telephone as described in this proxy statement, (2) voting in person at the annual meeting or (3) giving written notice of revocation to the Corporate Secretary of the Company at or before the annual meeting.

PROPOSALS FOR SHAREHOLDERS’ VOTE

The following proposals are being submitted for shareholders’ vote. Please read each of the proposals carefully before voting your shares.

Proposal 1 - Election of Directors

Pursuant to our amended and restated by-laws (the “bylaws”), our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms (in all cases, subject to the election and qualification of their successor, resignation or removal).

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The composition of our Board as of the date of this proxy statement is as follows:

Director Nominees	Age	Position	Class	Director Since	Current Term Expires	Expiration of Term for Which Nominated
J. Nicolas Filler	73	Director (Lead Independent Director)	2	2009	2025	2028
Edwin B. Moran	58	Director and President	2	2024	2025	2028
Stephen M. Shea	68	Director	2	2024	2025	2028

Continuing Directors	Age	Position	Class	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Stewart B. Reed	78	Director (Vice Chairman)	1	2005	2027	—
David K. Evans	70	Director	1	1996	2027	—
Kevin R. Hoben	78	Director and Executive Chairman	3	1996	2026	—
James M. Dubin	78	Director	3	2019	2026	—
Dean W. Rivest	55	Director and Chief Executive Officer	3	2024	2026	—

Unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect, the persons named in the proxy will vote to elect the persons listed below. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy card.

Each of the nominees is currently a Class 2 director whose term expires at this annual meeting of shareholders, and if elected, will serve for a three-year term expiring at the 2028 annual meeting of shareholders.

All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by our board of directors. For additional biographical information concerning each of our directors, including each of director nominees, please refer to the information under the caption “Director Background Information.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR.

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Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

This proposal is to ratify the appointment of independent registered public accounting firm by the audit committee of the board of directors for the fiscal year ending December 31, 2025. Currently, the audit committee has engaged RSM US LLP (“RSM”) as our independent registered public accounting firm. Although action by the shareholders in this matter is not required, the board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by our independent registered public accounting firm in maintaining the integrity of our financial controls and reporting. If the proposal to ratify the appointment of our independent registered public accounting firm is not approved at the annual meeting, the audit committee will consider the vote and the reasons therefor in future decisions on the selection of independent auditors. Even if the appointment of our independent registered public accounting firm is ratified, our audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. A representative of RSM is expected to attend the annual meeting, and that representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Proposal 3 – Approval of Flex-Trac, Inc. 2025 Equity Incentive Plan

In October 2024, the Company formed a new subsidiary, Flex-Trac, Inc., a Pennsylvania corporation (“Flex-Trac”). In December 2024, the Board of Directors of Flex-Trac (“Flex-Trac Board”) and the Board of Directors of the Company approved the transfer of certain assets related to the design, manufacture, sale and distribution of corrugated metal tubing and hose, and related fittings and accessories, for medical gas piping (“MediTrac® business”) from the Company to Flex-Trac (the “Flex-Trac Contribution”) in exchange for the issuance of shares of common stock, par value $0.01 per share, of Flex-Trac (“Common Stock”) to the Company. The Flex-Trac Contribution was effective as of January 1, 2025.

In connection with the Flex-Trac Contribution, in December 2024, the Flex-Trac Board, the Compensation Committee of the Board of Directors of the Company, the Board of Directors of the Company, and the Company itself, as the sole shareholder of Flex-Trac, approved and adopted, subject to the approval of shareholders of the Company, the Flex-Trac, Inc. 2025 Equity Incentive Plan (the “Plan”), to provide directors, officers, employees, contractors and consultants of Flex-Trac or an affiliate of Flex-Trac an equity-based incentive to maintain and enhance the performance and profitability of Flex-Trac.

Summary of the Plan

The material terms of the Plan are summarized below. A copy of the full text of the Plan is attached to this proxy statement as Exhibit A. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by reference to the complete text of the Plan.

Administration

The Flex-Trac Board shall be the administrator of the Plan prior to the consummation of a transaction, as a result of which Flex-Trac would have a class of equity securities registered under the Exchange Act (the “Qualified Public Company Transaction”). Upon the consummation of such Qualified Public Company Transaction, the Flex-Trac Board would appoint the Compensation Committee of the Flex-Trac Board (the “Compensation Committee”) to administer the Plan.

Flex-Trac does not have any current plans to engage in such Qualified Public Company Transaction, and all references to the Compensation Committee in the Plan and in the summary of the Plan set forth below are deemed to refer to the Flex-Trac Board.

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The Compensation Committee has the power to interpret the Plan’s terms and provisions. All determinations by the Compensation Committee or any appropriately delegated officer will be final, binding and conclusive on all persons, including Flex-Trac and participants in the Plan. The Compensation Committee has authority to determine the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the award agreements evidencing such awards; provided, however, that the compensation committee of the Company evaluates and sets the compensation of our chief executive officer and makes recommendations to our board of directors with respect to the compensation of our other executive officers. To the extent that awards under the Plan are granted to directors and officers of Flex-Trac who also serve as directors and/or executive officers of the Company prior to the consummation of a Qualified Public Company Transaction, the compensation committee of the Company will review and approve such grants and recommend them for approval by our board of directors (other than grants to our chief executive officer, which are approved solely by such compensation committee in accordance with its charter).

The Compensation Committee may delegate to one or more officers of Flex-Trac the authority to grant awards to designated classes of eligible individuals, within limits specifically prescribed by the Compensation Committee; provided that no such officer will have the authority to grant awards to himself or herself or to any person then subject to Section 16 of the Exchange Act.

Shares

Subject to adjustment as provided in the Plan, up to 818,458 shares of Common Stock, or 7.5% of the fully diluted shares of Common Stock, may be issued pursuant to the Plan with respect to awards (with not more than 818,458 shares of Common Stock being issued upon the exercise of incentive stock options (“ISOs”)). The maximum number of shares that may be issued under the Plan is subject to adjustment, as described below. Shares issued under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock.

If an award is forfeited, terminates, expires or lapses instead of being exercised, or any award is settled for cash, the shares underlying such forfeited, terminated, expired or lapsed award will return to the pool of shares available for issuance under the Plan. Shares tendered by a participant or withheld by Flex-Trac in payment of the purchase price of a stock option or SAR or to pay taxes may not be added back to the available pool of shares authorized under the Plan.

Eligibility

Generally, all directors, officers, employees, contractors and consultants of Flex-Trac and affiliates are eligible to receive awards under the Plan. As of the date hereof, it is anticipated that approximately ten (10) persons would be eligible to receive awards under the Plan.

Types of Awards

The following types of awards may be granted under the Plan:

● options (both ISOs and nonqualified options);

● stock appreciation rights (“SARs”);

● restricted stock;

● restricted stock units (“RSUs”);

● performance awards; and

● other stock-based awards.

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Options. Options granted under the Plan may be ISOs (qualifying for favorable income tax treatment under Section 422 of the Internal Revenue Code) or nonqualified stock options. A description of the tax treatment of stock options appears below under the heading “Federal Income Tax Information.”

The Compensation Committee will determine the exercise price at which shares underlying a stock option may be purchased. The exercise price for options granted under the Plan must be equal to at least 100% (or 110% in the case of certain ISOs) of the fair market value (as defined the Plan) of Common Stock as of the date of the grant of the option. The exercise price of a stock option may be paid pursuant to one or more of the following methods, as determined by the Compensation Committee and set forth in the award agreement: cash, check, by delivering shares of Common Stock owned by the participant (or attesting to ownership of such shares) or by permitting Flex-Trac to withhold shares of Common Stock for which the stock option is exercisable.

Stock options granted under the Plan are exercisable as determined by the Compensation Committee and specified in the applicable award agreement. In no event will a stock option be exercisable after ten years (or 5 years in the case of certain ISOs) from the date of grant. The Plan also contains an automatic exercise provision which provides that immediately before its expiration, an option will be deemed automatically exercised if certain conditions set forth in the Plan are satisfied, including the option being in-the money. A participant may not receive dividends or dividend equivalents with respect to stock options.

No option will be transferable otherwise than by will or the laws of descent and distribution. The Compensation Committee may permit a nonqualified stock option to be transferred by a participant to a family member (as defined in the Plan), subject to restrictions set forth in the Plan.

SARs. SARs issued under the Plan may be “Tandem SARs,” which are granted in conjunction with a stock option, or “Free-Standing SARs,” which are not granted in conjunction with a stock option. A SAR is a right to receive a payment in cash, shares of Common Stock or a combination of cash and shares of Common Stock, in an amount equal to the product of (i) the excess of the fair market value of one share as of the exercise date over the exercise price of the applicable SAR, multiplied by (ii) the number of shares in respect of which the SAR has been exercised. The exercise price per share may not be less than the fair market value of a share of Common Stock on the date the SAR is granted. SARs are exercisable as determined by the Compensation Committee and specified in the applicable award agreement. No SAR will be exercisable later than ten years after the date it is granted. A participant may not receive dividends or dividend equivalents with respect to SARs.

No Free-Standing SAR will be transferable otherwise than by will or the laws of descent and distribution. The Compensation Committee may permit a Free-Standing SAR to be transferred by a participant to a family member (as defined in the Plan), subject to restrictions set forth in the Plan. A Tandem SAR will be transferable only with the related stock option.

Restricted Stock and RSUs. Each award of restricted stock or RSUs will be subject to such terms and conditions consistent with the Plan, as determined by the Compensation Committee and as set forth in the applicable award agreement. Restricted shares granted under the Plan are, for a period of time determined by the Compensation Committee, subject to forfeiture if certain conditions established by the Compensation Committee, including continuous service and performance goals set by the Compensation Committee, are not met. An RSU is an award denominated in shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, shares, or both. The Compensation Committee will establish the terms and conditions upon which the restrictions on those shares or units will lapse.

Participants holding restricted stock may have such rights with respect to such shares as may be determined by the Compensation Committee and set forth in the applicable award agreement, including the right to vote such shares. Participants holding RSUs do not possess any voting rights with respect to those units. The Plan provides that dividends on restricted shares or RSUs will be paid only to the extent the underlying award vests.

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During the restriction period set by the Compensation Committee, the participant may not sell, assign, transfer, pledge or otherwise encumber restricted stock or RSUs awarded under the Plan. The vesting provisions of each award of restricted stock or RSUs will be set forth in the applicable award agreement or other document approved by the Compensation Committee.

Performance Awards. The Plan provides for the award of performance awards either alone or in conjunction with other awards granted under the Plan. The performance goals to be achieved during any performance period and the length of the performance period will be determined by the Compensation Committee

Other Stock-Based Awards. The Plan provides that other stock-based awards may be granted either alone or in conjunction with other awards granted under the Plan.

Cessation of Continuous Service

Unless otherwise provided in the applicable award agreement, in case of the cessation of the continuous service (as defined in the Plan) of a participant, outstanding stock options and SARs will be subject to the following treatment:

●	unvested stock options and SARs shall expire;

●	vested and exercisable stock options and SARs will expire immediately if the participant is terminated for cause;

●	vested and exercisable stock options and SARS will expire on the earliest to occur of:

●	if the participant’s cessation of continuous service occurs for reasons other than retirement, cause, disability, or death, the date that is three months after such cessation of continuous service;

●	if the Participant’s cessation of continuous service occurs by reason of retirement, disability, death, the one-year anniversary of such cessation of continuous service; and

●	the last day of the term of the stock option or SAR.

If a participant dies after his or her cessation of continuous service but while a stock option or SAR is otherwise exercisable, unless the Compensation Committee determines otherwise, the portion of the stock option or SAR that is vested and exercisable on the date of such cessation of continuous service will expire upon the earlier to occur of: (i) the last day of the term of the stock option or SAR and (ii) the one-year anniversary of the date of death.

The effect of a cessation of continuous service on unvested restricted stock awards and RSUs will be set forth in the applicable award agreement.

Change in Control

Unless provided otherwise in the applicable award agreement, in the event of a “change in control” (as defined in the Plan):

●	if equivalent replacement awards are not substituted for awards granted and outstanding under the Plan at the time of such change in control, then any outstanding time-based award will automatically vest in full and any performance-based award will vest based on performance through the last date prior to the change in control that the performance goals can be measured.

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●	if equivalent replacement awards are substituted for awards granted and outstanding under the Plan at the time of such change in control, vesting of unvested awards will not accelerate. However, such replacement awards will vest and be deemed earned in full (with respect to performance goals, unless otherwise agreed in connection with the change in control, at the level of achievement through the latest date preceding the cessation of continuous service as to which performance can, as a practical matter, be determined) upon an involuntary cessation of continuous service or death or disability within twenty-four (24) months after such change in control (i.e., the awards “double-trigger” vest). Any stock option or SAR held by the participant as of the date of the change in control that remains outstanding as of the date of such cessation of continuous service may thereafter be exercised until the expiration of the stated full term of the nonqualified stock option or SAR.

An award will qualify as a “replacement award” under the Plan if the following conditions are met in the sole discretion of the Compensation Committee: (i) it is of the same type as the award being replaced, which we refer to as the “replaced award”; (ii) it has a value equal to the value of the replaced award as of the date of the change in control; (iii) if the underlying replaced award was an equity-based award, it relates to publicly traded equity securities of Flex-Trac, if any, or the entity surviving Flex-Trac following the change in control; (iv) it contains terms relating to vesting (including with respect to a cessation of continuous service) that are substantially identical to those of the replaced award; and (v) its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent change in control) as of the date of the change in control.

Adjustments to Awards Due to Changes in Flex-Trac’s Capital Structure

If there is any change in the number or kind of shares of Common Stock outstanding by reason of:

●	a stock dividend, spinoff, recapitalization, stock split, reverse stock split or combination or exchange of shares,

●	a merger, reorganization or consolidation,

●	a reclassification or change in par value, or
●	any other extraordinary or unusual event affecting the outstanding Common Stock as a class without Flex-Trac’s or its shareholders’ receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or Flex-Trac’s payment of an extraordinary dividend or distribution, then:

●	the maximum number and kind of shares of Common Stock available for issuance under the Plan,

●	the maximum number and kind of shares of Common Stock for which any individual may receive awards in any year,

●	the kind and number of shares covered by outstanding awards,

●	the kind and number of shares issued and to be issued under the Plan, and

●	the price per share or the applicable market value of such awards,

will be equitably adjusted by the Compensation Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding awards. Any adjustment made need not be the same for all participants. The Compensation Committee has the sole discretion and authority to determine what appropriate adjustments should be made and any adjustments determined by the Compensation Committee will be final, binding and conclusive.

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Repayment

All awards under the Plan will be subject to any clawback policy that may be adopted by Flex-Trac or the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations, or stock exchange listing standards, if any.

Repricing of Options and SARs

In no event may any stock option or SAR granted under the Plan be amended, other than in connection with adjustments due to changes in Flex-Trac’s capital structure described above, to decrease the exercise price thereof, be cancelled in exchange for cash or other awards or in conjunction with the grant of any new stock option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the applicable exchange listing standards, if any, or for accounting purposes, as a “repricing” of such stock option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by Flex-Trac’s shareholders.

Amendment and Termination

The Compensation Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation may be made which would materially impair the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Internal Revenue Code, applicable exchange listing standards, if any, or accounting rules. In addition, no amendment may be made without the approval of Flex-Trac’s shareholders to the extent such approval is required by applicable law or the listing standards of the applicable exchange, if any.

Term of the Plan

The Plan will terminate on the tenth anniversary of its “Effective Date” (as defined in the Plan).

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the Plan, based upon the current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are technical in nature, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

ISOs

A participant generally will not recognize income on the grant or exercise of an ISO. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant disposes of the stock received upon the exercise of an ISO within two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the participant will recognize ordinary income in connection with the exercise of such ISO in the same manner as on the exercise of a nonqualified stock option, as described below.

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Nonqualified Stock Options and SARs

A participant generally is not required to recognize income on the grant of a nonqualified stock option or a SAR. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the aggregate exercise price and (ii) in the case of a SAR, the amount of cash and/or the fair market value of any shares received upon exercise.

Restricted Stock

Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Internal Revenue Code, as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the vesting shares on that date over the amount paid, if any, for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount paid, if any, for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.

RSUs

A participant generally is not required to recognize income on the grant of an RSU. In general, on the date the RSUs vest, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the stock deliverable on the vesting date.

Gain or Loss on Sale or Exchange of Shares

In general, gain or loss from the sale or exchange of shares granted under the Plan will be treated as capital gain or loss. Gain or loss will be long-term capital gain or loss for shares held for more than one year.

Deductibility by Flex-Trac

Flex-Trac generally is not allowed a deduction in connection with the grant or exercise of an ISO. However, if a participant is required to recognize income as a result of a disqualifying disposition, Flex-Trac will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a nonqualified stock option (including an ISO that is treated as a nonqualified stock option), a SAR, or restricted stock or RSU, in general, Flex-Trac will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

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New Plan Benefits

On January 2, 2025, the Flex-Trac Board, the Compensation Committee of the Board of Directors of the Company, and the Board of Directors of the Company approved the grant of 420,000 shares of restricted stock, in the aggregate, or approximately 4% of shares of Common Stock, to certain eligible participants under the Plan, subject to the approval of the Plan by the shareholders of Omega Flex:

Name and Position(1)	Number of Shares of Restricted Stock(2)
Dean W. Rivest, Chief Executive Officer	225,000
Edwin B. Moran, President	80,000
Current Named Executive Officers as a Group	305,000
Current Non-Executive Director Group	40,000
Current Non-Named Executive Officer Employee Group	75,000

________________

(1)	Mr. Rivest serves as a director and President and Chief Executive Officer of Flex-Trac. Mr. Moran also serves as a director of Flex-Trac.

(2)	These shares of restricted stock will become fully vested and nonforfeitable on December 31, 2032, provided the grantee remained in continuous service through such vesting date, or upon the earliest to occur: (i) a change in control, or (ii) the grantee’s death, disability, or retirement. In addition, these shares will be forfeited if the Plan is not duly approved by shareholders of the Company.

Any awards to be made under the Plan will be subject to the discretion of the Compensation Committee. As a result, it is not possible to determine the number or type of future awards that will be granted to any person under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE APPROVAL OF FLEX-TRAC, INC. 2025 EQUITY INCENTIVE PLAN

Proposal 4 – Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

Under the rules of the Securities and Exchange Commission (the “SEC”), we are required to provide our shareholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers as disclosed in the proxy statement. This proposal is commonly known as a “say on pay” proposal. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, objectives and program, as described in this proxy statement. The disclosures related to compensation of our named executive officers consist of the Summary Compensation Table and the other required executive compensation tables and related narrative disclosures in this proxy statement. The executive officers named in the Summary Compensation Table and deemed to be “named executive officers” are Kevin R. Hoben, Dean W. Rivest, and Edwin B. Moran.

Accordingly, the board of directors recommends that our shareholders vote “FOR” the following resolution:

“RESOLVED, that the shareholders of the Company approve, on a non-binding advisory basis, the compensation of the named executive officers of the Company, as disclosed in the proxy statement for the 2025 Annual Meeting of Shareholders pursuant to the applicable rules of the Securities and Exchange Commission, including the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.”

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This resolution allows our shareholders the opportunity to communicate to the board of directors their views on the compensation of our named executive officers. This vote is advisory in nature and non-binding, and may not be construed as overruling a decision by the compensation committee or the board, nor creating nor implying any additional fiduciary duty by the board. However, the compensation committee and the board of directors value the opinion of our shareholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, will consider the outcome of the vote when determining executive compensation to be paid to the Company’s executives, including the named executive officers, in the following year or years.

The Company’s current policy is to hold a say on pay vote every three years.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 5 – Approval, on an Advisory Basis, of the Frequency of the Approval of the Compensation of Our Named Executive Officers.

In addition to the non-binding advisory vote on the compensation of our named executive officers, the SEC rules also require the Company to provide shareholders with the opportunity to cast a non-binding advisory vote on whether the “say on pay” vote should occur at the annual shareholder meeting every one, two or three years.

While this proposal is advisory and is not binding on the Company, our board of directors values the views of the shareholders on this issue, and believes that a “say on pay” vote every three years provides an adequate timeframe for the shareholders to provide feedback on the compensation of our named executive officers and enables the board to respond to shareholder feedback. Although our board recommends that shareholders vote in favor of holding “say on pay” vote every three years, you will be given the opportunity to votie in favor of holding “say on pay” votes every one, two or three years, or abstain from voting on this proposal.

The board will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” A FREQUENCY OF EVERY “THREE YEARS” FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Vote Required

Our by-laws provide that the presence, in person or represented by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter, to be acted upon at the annual meeting, constitutes a quorum for the annual meeting; and that the affirmative vote of a majority of the votes cast by all shareholders present in person or represented by proxy at the annual meeting and entitled to vote will approve any matter brought before the annual meeting, unless otherwise required by law or our amended and restated articles of incorporation or by-laws. All shares present or represented by proxy (including abstentions and broker non-votes) are counted for quorum purposes.

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For Proposal 1, the nominees for election as directors of the Company at the annual meeting who receive the highest number of votes cast will be elected as directors for the three positions on the board of directors of the Company to be filled. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

For Proposal 2, the affirmative vote of a majority of the votes cast by all shareholders, present in person or represented by proxy at the annual meeting and entitled to vote on the proposal, is required to ratify the selection by the audit committee of the board of directors of RSM US LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions will have no effect on the outcome of the vote on this proposal. Broker non-votes do not apply to this proposal.

For each of Proposals 3 and 4, the affirmative vote of a majority of the votes cast by all shareholders, present in person or represented by proxy at the annual meeting and entited to vote on the proposal, is required to approve the Flex-Trac, Inc. 2025 Equity Incentive Plan and the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote on these proposals.

For Proposal 5, the time period (every one, two or three years) receiving the majority of the votes cast by all shareholders, present in person or represented by proxy at the annual meeting and entitled to vote on the proposal, will determine the frequency approved by shareholders. If no time period receives a majority of the votes cast, the time period receiving the highest number of votes will be deemed to be the frequency approved by shareholders. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

If you do not provide your broker or other nominee with instructions on how to vote your shares held in “street name,” your broker or nominee will not be permitted to vote your shares on non-routine matters (a broker non-vote), and your shares will not affect the outcome of vote concerning non-routine matters. The election of directors and the advisory vote on the compensation of our named executive officers are considered non-routine under applicable regulatory rules. This means that your broker may not vote your shares in connection with the election of directors and compensation of our named executive officers in the absence of your specific instructions as to how to vote. If you hold your shares beneficially through a broker or nominee, we strongly encourage you to provide instructions regarding the voting of your shares as your broker cannot vote your shares with respect to these proposals without instructions from you.

Voting Rights

The shareholders entitled to vote at the annual meeting will be those whose names appeared on our records as holders of our common stock at the close of business on April 9, 2025, the record date. As of April 9, 2025, there were issued and outstanding 10,094,322 shares of common stock of the Company, all of which are entitled to vote. We are not entitled to vote the shares of common stock held in the treasury nor are such shares considered “issued and outstanding.” As of April 9, 2025, there were 59,311 shares of common stock held in the treasury.

Shareholders are entitled to one vote for each share held on all matters to be considered and acted upon at the annual meeting. Cumulative voting is not permitted. There are three directors to be elected at the annual meeting to be held on June 18, 2025. Unless otherwise indicated on the proxy cards, the votes represented by such proxies will be voted “FOR” the nominees listed thereon, “FOR” Proposals 2, 3 and 4, and “THREE YEARS” for Proposal 5.

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Shareholder Proposals

Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at our 2026 Annual Meeting of Shareholders must be received by our Corporate Secretary at our corporate offices no later than December 30, 2025, in order to be considered for inclusion in our proxy statement and proxy relating to such meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

In addition, shareholders are notified that the deadline for providing us timely notice of any shareholder proposal to be submitted outside of the process of Rule 14a-8 under the Exchange Act for consideration at our 2026 Annual Meeting of Shareholders is not later than March 16, 2026. Such notice must include a description of the proposed business, the reasons therefor and other specified matters.

Nominations by a shareholder for the election of a person or persons to the board of directors at the 2026 Annual Meeting of Shareholders must be delivered to the chairman of the board of directors at our corporate office not later than 180 days prior to the date of such annual meeting (assuming the 2026 Annual Meeting of Shareholders is held on June 18, 2026, such nominations must be submitted no later than December 20, 2025). Any such notice must comply with our by-laws. In addition, shareholders who intend to solicit proxies in support of director nominees, other than our director nominees, in connection with the 2026 Annual Meeting of Shareholders must comply with the requirements of Exchange Act Rule 14a-19.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

General Information

Our board of directors currently consists of eight directors. The nominating/ governance committee reviewed the disclosures submitted by the board members and determined that the following directors were “independent” directors under the requirements set forth in the corporate governance guidelines of the board, applicable SEC rules and the Nasdaq listing standards:

James M. Dubin	J. Nicholas Filler
David K. Evans	Stewart B. Reed
Stephen M. Shea

Please refer to the “Board Committees and Corporate Governance” section for additional information on the determination of director independence.

Our corporate governance guidelines can be found on our website at www.omegaflex.com. We will provide any person, without charge, upon filing a written request with our Corporate Secretary at our corporate offices, with a copy of our corporate governance guidelines. Please refer to the section titled “Director Nomination Process” for information on the process by which directors are considered for nomination.

During calendar year 2024, the board of directors held six meetings. All directors were present at all of the meetings. Every director attended 75% or more of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees on which they served, during the periods that they served. At each meeting the independent directors had the opportunity to meet in executive session and did so at four meetings. Our corporate governance guidelines set forth the policy that all directors are encouraged, but not required to attend the annual meeting of shareholders, and all of the directors attended the annual meeting of shareholders in June 2024.

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The board of directors has adopted a code of business conduct and ethics, applicable to all of our employees, including our principal executive officer, our principal financial officer, our principal accounting officer or financial controller and persons performing similar functions, as well as to all of our directors. This code of business conduct and ethics can be found on our website at www.omegaflex.com. We will provide any person, without charge, upon filing a written request with our Corporate Secretary at our corporate offices, a copy of our code of business ethics. Amendments to and waivers from the code of business ethics will be disclosed on our website within four business days following the date of amendment or waiver.

Board Leadership Structure and Role in Risk Oversight

The board of directors exercises oversight of the Company and its business through our executive management. Under our by-laws, the board annually elects a chairman of the board, who may or may not be an officer of the Company, and who presides at meetings of the shareholders and the directors, and a chief executive officer, who has the general and active management of our business. Kevin R. Hoben served as our chairman of the board and our chief executive officer from December 2018 through December 2023, and effective January 1, 2024, became our executive chairman. Further, effective January 1, 2024, the board promoted Dean W. Rivest from president to our chief executive officer, recognizing Mr. Rivest’s industry experience and strong performance in managing the Company’s affairs, and Edwin B. Moran from executive vice president to our president, recognizing his industry experience and successful management and sales and marketing efforts for the Company for many years. The promotions of Mr. Rivest and Mr. Moran represent a solid management succession plan for the Company. Mr. Rivest and Mr. Moran were also elected to our board of directors, effective January 1, 2024.

J. Nicholas Filler has been designated as the lead independent director. The board of directors appointed Mr. Filler as lead independent director consistent with his position as chairman of the audit committee.

Risk is inherent in every business, and the Company is subject to many risks which have been described in our periodic filings. Management is responsible for the day-to-day management of the risks that we face and the board of directors is responsible for the oversight of risk management. While the board is ultimately responsible for risk oversight at the Company, our board committees assist the board in these oversight responsibilities in certain areas of risk. Most notably, the audit committee has general oversight with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and reports to the board on these matters regularly. Our board retains general oversight responsibility for cybersecurity risk management, as more fully described in Item 1C of our Annual Report on Form 10-K, for the fiscal year ended December 31, 2024.

Communication with the Board

Shareholders who wish to communicate with our board of directors may do so in writing, addressed to the chairman of the board of directors, or to any individual director, at our corporate headquarters at Omega Flex, Inc., 451 Creamery Way, Exton, PA 19341. Shareholders wishing to communicate with the director presiding over the executive sessions of our non-management directors may direct such communications to Mr. J. Nicholas Filler, chairman of the audit committee and lead independent director, at the address set forth above. All such correspondence will be forwarded to our Corporate Secretary, who will review the correspondence. The board has delegated to the Corporate Secretary discretion to review such correspondence, and forward any matters dealing with current, specific business or customer matters to the appropriate senior management in the Company. All other correspondence will be forwarded to the appropriate director designated by the shareholders.

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Director Background Information

The people listed below under “Director Biographies” constitute our board of directors. Only Class 2 directors are standing for election for a three-year term and until their respective successors have been elected and qualified. The specific experience, qualifications, attributes, or skills that have led the board to conclude that each of the directors should serve in that role in light of our business and structure are included in each of their respective biographies and the expertise chart. In the past ten-year period, no director (a) has filed or has been subject to a petition for bankruptcy or insolvency, or (b) was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding.

Below is a chart summarizing the areas of each director’s expertise as a member of the board of directors:

	Dubin	Evans	Filler	Hoben	Moran	Reed	Rivest	Shea
Expertise
Environmental		●	●				●
Finance	●		●			●		●
AC Financial Expert	●		●					●
Industry		●		●	●	●	●	●
Governance	●		●		●
Human Resources			●	●		●	●
Legal	●		●
Manufacturing			●			●	●
Operations		●		●	●	●	●

Director Biographies

James M. Dubin, Age 78

Mr. Dubin has served as a director since 2019. He was the Executive Chairman of Conair Corporation, a diversified consumer products company, from 2018 until its sale in 2021. He was also formerly a senior partner at Paul, Weiss, Rifkind, Wharton & Garrison LLP, until his retirement from the firm in 2012. Since his retirement he has also engaged in private consulting work through Madison Place Partners, LLC. Mr. Dubin is currently a member of the board of directors of Echoleat Systems, Inc. and Emmis Corporation. He has served as a director or trustee on a number of corporate, non-profit and charitable organizations, including Carnival Corporation & plc, Lighthouse Guild International, National Foundation for Advancement in the Arts, Tel Aviv University, Friends of The Neuberger Museum of Art, Miami City Ballet, Purchase College Foundation, Biennial Foundation, and the American Ballet Theatre. Mr. Dubin has extensive experience in accounting, finance, and financial reporting, as well as having been an attorney with a practice in corporate law, securities, and mergers and acquisitions.

David K. Evans, Age 70

Mr. Evans has served as a director since 1996. He has served as the President and CEO of Partners Mechanical, Inc., a mechanical contractor in Raleigh, North Carolina, for over 20 years. Mr. Evans has extensive experience in construction and installation of mechanical systems in construction, including products we manufacture.

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J. Nicholas Filler, Age 73

Mr. Filler has served as a director since 2009 and is currently our lead independent director. Mr. Filler served as an executive of Argotec, Inc., a manufacturing firm in Greenfield, Massachusetts, serving as the Chief Operating Officer from 2007, and President from 2011 to 2014, when he retired. Previously, Mr. Filler was the Senior Vice President - Corporate and Legal of Mestek, Inc., the Company’s former parent corporation, from 2001 to 2007. Mr. Filler is also a director and vice chairman at Mestek, Inc., and serves as a director of Bete Fog Nozzle Co. Mr. Filler received a Juris Doctor degree from Boston University Law School and has extensive experience serving as a director and leading manufacturing firms and in accounting, finance, and financial reporting, as well as being an attorney with a practice in corporate law and corporate financing.

Kevin R. Hoben, Age 78

Mr. Hoben is Executive Chairman of the Company, and also served as our Chief Executive Officer from 2019 until December 2023, and as our President from 2005 to 2018. Mr. Hoben has served as our director since 1996, and as a director of our United Kingdom subsidiary, Omega Flex Limited, since 2001. Mr. Hoben is also a director of Taco Comfort Solutions, Inc., an HVAC manufacturer. Mr. Hoben has over 30 years of experience in the sale and distribution of flexible metal hose products in positions of increasing scope and responsibility.

Edwin B. Moran, Age 58

Since January 2024, Mr. Moran is President of the Company, providing leadership over our operations and sales, and he also serves as a director. Mr. Moran has over 30 years of experience in the sale and distribution of flexible metal hose products in positions of increasing scope and responsibility. He served as our Executive Vice President from 2022 until December 2023, with responsibility for all sales and marketing efforts for all of our products, excluding MediTrac® corrugated medical gas piping. Previously Mr. Moran served since 2007 as Vice President - Sales Residential Markets for all sales of the flexible gas piping products manufactured by the Company. Mr. Moran is also a director of Flex-Trac, our U.S. subsidiary recently formed to continue to develop our MediTrac® business.

Stewart B. Reed, Age 78

Mr. Reed has served as a director since 2005, has been vice-chairman of the board since 2019, and was formerly chairman of the board from 2014 to 2019. Since 2013, Mr. Reed has served as the Chairman and Chief Executive Officer of Mestek, Inc., the Company’s former parent corporation. From 2009 to 2013, he was Mestek, Inc.’s Vice Chairman and Chief Operating Officer. Mr. Reed has extensive knowledge and experience managing and leading large manufacturing enterprises supplying the HVAC industry in which most of our products are distributed, and in corporate finance and accounting.

Dean W. Rivest, Age 55

Since January 2024, Mr. Rivest has served as Chief Executive Officer of the Company. He previously served as our President from 2022 through 2023, providing leadership over operations of the Company, and as Executive Vice President from 2020 to 2022, with responsibility for manufacturing and engineering for all products, as well as sales and marketing for the industrial and MediTrac® products. Prior to that, Mr. Rivest was the Vice President and General Manager of the Industrial and MediTrac® products since 2005. Mr. Rivest is also a director and president and chief executive officer of Flex-Trac, our U.S. subsidiary recently formed to continue to develop our MediTrac® business; a director and chairman of Omega Flex Limited, our United Kingdom subsidiary; and president of Omega Flex SAS, our French subsidiary. His credentials include an M.S. in Mechanical Engineering from Rensselaer Polytechnic Institute, a B.S. in Mechanical Engineering from Western New England College and an A.S. in Mechanical Engineering from Springfield Technical Community College. In addition to being a registered professional engineer, Mr. Rivest is the inventor of several patents directly related to the Company’s product lines.

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Stephen M. Shea, Age 68

Mr. Shea was appointed as a director of the Company in April 2024. He has served as Chief Financial Officer of Mestek, Inc., the Company’s former parent corporation, since 1990, and as Executive Vice President of Mestek, Inc. since 2009. He served as Mestek, Inc.’s principal financial and accounting officer prior to its going private transaction in 2006 and has over 30 years’ experience in the HVAC manufacturing industry. Previously, Mr. Shea was a Certified Public Accountant with the Hartford, Connecticut accounting firm of Spitz, Sullivan, Wachtel & Falcetta. He has a Master’s Degree in Taxation from the University of Hartford.

Executive Officers

Our executive officers, in addition to Mr. Hoben, Mr. Moran and Mr. Rivest, whose biographies appear in the section titled “Director Biographies” above, are the following:

Susan B. Asch, Age 58

Ms. Asch has served as our General Counsel and Corporate Secretary, as well as a director of Omega Flex Limited, our United Kingdom subsidiary, since 2023. She was promoted to Vice President effective January 2024. She also serves as corporate secretary of Flex-Trac, our U.S. subsidiary recently formed to continue to develop our MediTrac® business. Previously she served as our Associate General Counsel and as Assistant Secretary since 2022. Ms. Asch has over 30 years of legal experience, including in the manufacturing and technology industries. Most recently, she served as Assistant General Counsel at Arkema Inc., a global chemical manufacturing company, from 2016 to 2022. Prior to that, she served as Assistant General Counsel at Unisys Corporation, and Deputy General Counsel and Corporate Secretary at Turner Investments. Ms. Asch started her professional career in private practice as a corporate, securities and mergers and acquisitions attorney. She graduated from the Wharton School of the University of Pennsylvania, with a B.S. in Economics, and from the University of Pennsylvania Law School.

Matthew F. Unger, Age 58

Mr. Unger has served as our Vice President – Finance and Chief Financial Officer since 2022, and was previously the Interim Finance Director from 2021 to 2022. Mr. Unger previously served as the Company’s Controller and Principal Accounting Officer since 2015. Mr. Unger has over 30 years of finance and accounting experience, including various corporate management roles in the manufacturing, software development, information technology, and vehicle leasing industries, as well as twelve years of progressive public accounting experience. He is a certified public accountant since 1991 and holds a Master of Science in Finance from Drexel University. Mr. Unger is also a director of Omega Flex Limited, our United Kingdom subsidiary, and treasurer of Flex-Trac, our U.S. subsidiary recently formed to continue to develop our MediTrac® business.

Director Nomination Process

Our board of directors itself is responsible for determining its optimum size, filling vacancies and recommending nominees for election by the shareholders. The board delegates the screening process involved to our nominating/governance committee with the input from the Executive Chairman. In reviewing and identifying candidates for the board, the nominating/governance committee is charged under our corporate governance guidelines to identify and consider candidates having significant skills or experience in any one or more of the following areas: Understanding of the application and use of some or all of our products, understanding of various manufacturing technologies, understanding of general accounting principles as applied in the preparation and reporting of financial statements of a public company, and expertise and knowledge of management of a large multi-facility organization, international experience, and other pertinent characteristics – all in the context of an assessment of our then current perceived needs. To that extent, the committee may seek to identify and consider candidates who may have a variety of backgrounds and not limited strictly to the markets in which we compete or to manufacturing industries generally.

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In 2022, further to its charter, the nonimating/governance committee established additional guidelines for board membership as follows, which were approved by the entire board: The committee is committed to ensuring that the board’s composition appropriately reflects the current and anticipated needs of the board and the Company and its subsidiaries. The committee considers a variety of professional, industry, and personal backgrounds and skill sets to provide the board with the appropriate talent, skills, and expertise to oversee the business. Expertise the committee considers includes: Industry specific expertise, manufacturing and operations, finance and capital markets, governance, human resources, and legal. Personal backgrounds will also be taken into consideration, in support of the principal commitment to ensure the board’s composition appropriately supports current and anticipated business needs.

In general, identification of persons to become nominees for the board of directors may be obtained through a variety of sources, including our directors and executive officers, and trade or industry groups in which we participate. Once a candidate has been identified, the nominating/governance committee evaluates the candidate based upon the candidate’s length and breadth of business experience, specific skills or knowledge, and other pertinent characteristics as described above. The committee’s review may include personal interviews and/or reference checks. This process is applied regardless of whether the potential nominee has been identified and proposed by a shareholder or by any other person. Information on the Company’s procedures for considering candidates for election to the board of directors who may be nominated by shareholders is found below in the section titled “Nominating/Governance Committee”.

In connection with the directors nominated for election at this year’s annual meeting of shareholders, the nominating/governance committee members discussed the current board’s composition as it relates to the current and anticipated needs of the board and Company, and the other pertinent characteristics set forth in the Company’s guidelines for board membership described above under the heading “Director Nomination Process,” and concluded to recommend making the appointments, and otherwise, not to recommend making a change to board composition or size at this time, because the committee considers the board’s composition and size to appropriately reflect the current and anticipated needs of the board and the Company and its subsidiaries.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

Introduction. There has been an increasing level of discussion and analysis of the purpose and responsibility of listed companies. In 2019, the Business Roundtable issued a memo titled Statement on the Purpose of a Corporation, which revisited the premise of the existence of a business corporation and recast that purpose from its prior exclusive focus on creating value for its shareholders, to a broader commitment to creating value for all of a corporation’s stakeholders, including customers, employees, suppliers, communities, and shareholders. In taking any action on behalf of the corporation under the Pennsylvania Business Corporation Law, the board of OmegaFlex may consider the “effects of any action upon any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located.”1 Just as “no man is an island unto himself,” so every business and enterprise is a part of the larger social fabric.

1 15 Pa. Cons. Stat. Ann. § 1715

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Being an engaged corporate citizen, the Company has structured its business to benefit not only its shareholders, but also its customers, employees, suppliers, and members of the community in which we operate.

Environmental. The Company is classified under federal environmental laws as a “small quantity generator.” All of the materials used in our manufacturing process are either turned into a final product or are recycled. We are not required to report any hazardous chemicals used in the production of our products under Section 313 of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) (42 U.S.C. §1023), because there are no “releases” of hazardous materials in the manufacturing process under the §313 article exemption. All such hazardous materials (for example, nickel and chrome in the stainless-steel alloys) are chemically bonded and contained within the alloy, and the manufacturing process merely shapes the metal to the desired form; there is no process that releases the constituent hazardous materials from the stainless-steel strip. The TIG welding process merely joins the two edges of the stainless-steel strip together without any welding filler material. Any scrap material generated during the forming process is completely recycled. Further, the final product does not present a pathway to exposure of hazardous chemicals to employees, customers, installers, or consumers. Similarly, cooling liquids used in the process are water-based and recycled, and polymers used in coating the metal pipe are also used or recycled. In short, there is no hazardous waste stream emitting from our manufacturing facilities.

Products. Our products comply with applicable codes and standards and have undergone extensive quality and safety testing. Our double-containment piping, such as DoubleTrac® piping, is an environmentally friendly flexible petroleum piping system that offers an outer layer of Polyamide 12 that creates a zero permeation double wall system that prevents leakage of any hazardous fluids in the inner stainless steel core pipe. So installations using DoubleTrac piping are protected against releases of various fuels with which the piping is compatible, including gasoline, diesel, and biofuels. An offshoot from DoubleTrac piping is DEFTrac® piping, which is used with diesel emission fluid in diesel fuel to decrease particulate contamination. Diesel emission fluid is highly corrosive, but DEFTrac systems use the same technology to protect the environment from leakages from the piping systems.

We developed our MediTrac® corrugated medical tubing for distribution of medical gases at healthcare facilities. Its flexible nature and storage in rolls allow it to be transported to and installed in health care facilities much more easily and quickly than traditional medical grade rigid copper pipe. Since it is installed in long continuous lengths and bent by hand when a change in direction is needed, there are fewer joints and brazed connections, which reduces possible contamination into the facility’s medical gas system and the fire risk associated with brazing.

Sustainability. In terms of sustainability, our products are made from stable non-reactive materials, including stainless steel, brass, and various polymers. Because there are no moving parts, there is little wear and tear on our products (other vibration absorbers), and therefore the products are designed to be used for extended periods. The warranties for some DoubleTrac installations can extend for thirty years. If the building is renovated or torn down, the metal parts of the piping system may be recycled, including the flexible metal piping (either stainless steel or copper alloy) and fittings (brass and stainless steel).

We are proud that our TracPipe®, CounterStrike®, TracPipe PS-II, MediTrac® and DoubleTrac flexible piping systems are seismically qualified pursuant to the International Code Council Evaluation Service (ICC-ES) AC156 testing protocol. AC156 establishes requirements for seismic certification of nonstructural components that are permanently attached to building structures. The certification process involves “shake-table” testing to assess the seismic performance of these components, with the goal of ensuring their safety and stability during seismic events, thereby contributing to safer and more sustainable buildings and infrastructure.

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Social. OmegaFlex is a fairly small company of approximately 170 employees in four main locations, with our main facilities in Exton, Pennsylvania having about 110 factory and office employees. We place a high value on the safety of our employees. We are committed to providing a safe and healthy workplace for all our employees and have developed a program for injury prevention to involve management, supervisors, and employees in identifying and eliminating hazards that may develop during our work process. The Company has a safety committee, comprised of representatives from a wide array of departments. Its purpose is to bring workers and management together in a cooperative effort to support and improve our safety program. This safety committee, which is certified by the Commonwealth of Pennsylvania, meets monthly and makes recommendations for improving safety in the workplace.

The Company has developed policies, rules, procedures, and training, which contribute to the safety of all employees. These are set out in our employee handbook and other policy and procedure documents and include subjects such as our standards of working safely, our substance testing policy and our workplace violence policy.

Supervisors are responsible for the safety of their employees, and as a part of their daily duties must check the workplace for unsafe conditions, watch employees for unsafe actions and take prompt action to eliminate any hazards. Supervisors enforce company safety rules and lead safety efforts by example. Employees are required to comply with all company safety rules and accepted safe work practices, and are encouraged to actively participate in identifying ways to make our company a safer place to work. Use of safety devices and equipment provided by the Company for the employees’ protection is required. However, management is ultimately accountable for the health and safety of our employees by devoting the resources necessary to provide engineering and administrative controls, personal protective equipment, and training to eliminate or reduce exposure to hazards and prevent injury and illness.

All installers of our products are required to be trained to properly install them, which includes a review of our applicable design and installation guide and passing a test. Our products must be installed in accordance with our design and installation guides, which are available with the purchase of our products and on our website, and cover product safety matters.

Governance and Ethics. Our board of directors provides guidance and direction to management and also provides a high-level oversight over non-operational programs. The board acts in accordance with its Corporate Governance Guidelines and has implemented a comprehensive compliance program including our Code of Business Conduct and Ethics, and our Anti-Bribery and Trade Compliance Policy.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 9, 2025, regarding the beneficial ownership of shares of the Company’s and its Flex-Trac subsidiary’s common stock, held by each person known to the Company to own five percent or more of such common stock, each current director and nominee for director of the Company, each of the Company’s named executive officers, and the current directors and executive officers of the Company as a group. As of April 9, 2025, there were 10,094,322 shares of the Company’s common stock outstanding and 10,514,322 shares of common stock of Flex-Trac outstanding.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Omega Flex Common Stock		Percent of Class	Amount and Nature of Beneficial Ownership of Flex-Trac Common Stock(8)	Percent of Class
Greater than 5% Owners
John E Reed Trust(2) P.O. Box 820 West Chesterfield, NH 03466	2,673,899		26.5%	—	—
Kayne Anderson Rudnick Investment Management, LLC(3) 2000 Avenue of the Stars Los Angeles, CA 90067	1,075,240		10.7%	—	—
Directors and Named Executive Officers
Stewart B. Reed (4)	5,670,178		56.2%	—	—
Kevin R. Hoben	899,845	(5)	8.9%	—	—
James M. Dubin	500		*	10,000	*
David K. Evans	1,826	(6)	*	10,000	*
J. Nicholas Filler	1,850		*	10,000	*
Stephen M. Shea	—		—	10,000	*
Dean W. Rivest	2,134	(7)	*	225,000	2.1%
Edwin B. Moran	215	(7)	*	80,000	*
All Directors and executive officers as a group (10 persons)	6,576,879		65.2%	370,000	3.5%

* Indicates less than 1% beneficial ownership of the issued and outstanding common stock.

(1)	Except as otherwise indicated, to our knowledge, the beneficial owners of common stock listed in the table above have sole investment and voting power with respect to such shares. The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person.

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(2)	Stewart B. Reed is acting as sole trustee.

(3)	Based on Form 13F as of December 31, 2024, as amended and filed with the SEC on February 21, 2025 by Kayne Anderson Rudnick Investment Management, LLC (“KAR”): KAR has sole voting power over 270,374 shares, and sole investment discretion over 288,653 shares that are included in the amount listed in the table; and KAR and Virtus Investment Advisers, Inc. have shared voting power and shared investment discretion over 786,587 shares that are included in the amount listed in the table.

(4)	Includes (i) 2,673,899 shares of common stock held by the John E Reed Trust (see note 2 above) for which Stewart B. Reed is acting as sole trustee, and (ii) 2,226,392 shares of common stock owned by various other family trusts, for which Mr. Reed also serves as sole trustee. 127,000 of the shares are held in a Goldman Sachs ordinary margin account and hence pledged, with no money owed.

(5)	Includes 340 shares of common stock held in the Company’s 401(k) Profit Sharing Plan stock fund as of March 31, 2025, and rounded to the nearest whole number.

(6)	Includes 826 shares of common stock held by a corporation of which Mr. Evans is an officer and shareholder, and to which beneficial ownership is disclaimed.

(7)	Represents shares of common stock held in the Company’s 401(k) Profit Sharing Plan stock fund as of March 31, 2025, and rounded to the nearest whole number.

(8)	Represents shares of common stock of Flex-Trac issued under the Flex-Trac, Inc. 2025 Equity Incentive Plan (the “Plan”) and subject to forfeiture if the Plan is not approved by our shareholders at this annual meeting. See Proposal 3 in this proxy statement for additional information about Flex-Trac and the Plan.

BOARD COMMITTEES AND CORPORATE GOVERNANCE

The board of directors has four (4) standing committees: Audit, Compensation, Executive, and Nominating/Governance. The chair (designated with (c)) and membership of each of the committees is as follows:

Audit	Compensation	Executive	Nominating/Governance
J. Nicholas Filler (c)	Stewart B. Reed (c)	Stewart B. Reed (c)	James M. Dubin (c)
James M. Dubin	James M. Dubin	James M. Dubin	David K. Evans
David K. Evans	David K. Evans	J. Nicholas Filler	J. Nicholas Filler
Stephen M. Shea	J. Nicholas Filler	Kevin R. Hoben	Stewart B. Reed

Nominating/Governance Committee

The board of directors has established the nominating/governance committee pursuant to the Company’s by-laws and the Nasdaq listing standards. The board of directors determined that the committee members are independent directors in accordance with the Company’s corporate governance guidelines and the requirements of the Nasdaq listing standards. The nominating/governance committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflex.com. The Company will provide any person, without charge, upon filing a written request to the Corporate Secretary of the Company at its corporate offices, with a copy of the Company’s nominating/governance committee charter. The committee held two meetings in 2024, with all members in attendance.

The committee’s responsibilities include (a) evaluating and recommending nominees for election as directors to the board of directors, (b) annually evaluating the independence of the individual directors from the Company’s management, (c) recommending to the board of directors criteria for membership on the board, (d) proposing nominees to fill vacancies on the board of directors as they occur, and (e) recommending principles of corporate governance pursuant to which the board and its committees perform their respective duties.

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The Committee reviewed the independence of directors from management, and determined that the following directors are independent under the Company’s Corporate Governance Guidelines, and the Nasdaq listing rules:

James M. Dubin	J. Nicholas Filler
David K. Evans	Stewart B. Reed
Stephen M. Shea

With respect to Mr. Reed, although he owns or controls a significant number of the issued and outstanding common stock of the Company, that fact in and of itself does not disqualify him from being considered “independent” of the Company’s management, either under the Nasdaq listing rules or the Company’s Corporate Governance Guidelines. The nominating/governance committee reviewed the independence criteria contained in the Company’s Corporate Governance Guidelines, and the Nasdaq listing rules, and reviewed the totality of circumstances relating to Mr. Reed’s independence from management. Specifically, the nominating/governance committee determined that: Mr. Reed is not employed by the Company, neither he nor any family member has received any compensation or payments from the Company, directly or indirectly, other than through his position as a director or as shareholder(s), nor does he have any compensation interlock issues. There are no other factors known to the committee that would call it to question Mr. Reed’s independence from the management of the Company. As a result, the nominating/governance committee has unanimously determined that Mr. Reed is an “independent” director.

In selecting candidates for election to the board of directors at future annual meetings of shareholders, the committee will consider prospective candidates whose names have been submitted by shareholders in accordance with the procedures described below. Such submissions should be in writing and directed to the Corporate Secretary of the Company at 451 Creamery Way, Exton, Pennsylvania 19341.

The Company has a policy, as set forth in its by-laws, of considering candidates for election to the board of directors who may be nominated by shareholders. The board of directors recognizes and fully appreciates its position of stewardship of the Company for the benefit of the shareholders, and the board firmly subscribes to the proposition that the shareholders should be free to exercise their franchise to select and elect the persons who direct the Company in which the shareholders have invested. To that end, the by-laws of the Company provide for a process by which shareholders may nominate individuals for election to the board of directors. This process requires that such shareholder nomination be made in writing by a shareholder holding, or by a group of shareholders who in the aggregate hold, five percent (5%) or more of the Company’s common stock continuously for at least one year prior to the date of the submission of such candidate, and delivered to the chairman of the board of directors not later than 180 days prior to the date of the next annual shareholders’ meeting. Such nomination must also include (a) the name and residence of each proposed nominee and of the nominating shareholder, (b) the principal occupation of each proposed nominee, (c) the written consent of each nominee to serve as a director of the Company, if elected, and (d) any information regarding each nominee proposed by a shareholder that would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and applicable Nasdaq listing standards.

Any candidate for election to the board of directors nominated by a shareholder shall possess the minimum qualifications, as required by the by-laws and by the corporate governance guidelines: (a) be a natural person, (b) be not less than 21 years of age, and (c) not be a director, officer, employee or agent of a competitor of the Company. The specific skills or expertise of a shareholder nominee should complement the needs of the board at the time of the election. These needs will vary from time to time based on the composition of the board.

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As of the date of this proxy statement neither the corporate secretary, the chairman of the board nor the nominating/governance committee had received from shareholders owning more than 5% of the Company’s common stock a nomination of any individual to the board of directors.

Audit Committee

The board of directors has established and maintains an audit committee comprised of four of the Company’s independent directors. No member of the audit committee serves on the audit committee of more than three public companies.

The audit committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflex.com. These responsibilities include assisting the board of directors in its oversight of the accounting and financial controls of the Company, reviewing the process and procedures underlying management’s assessment of the effectiveness of the Company’s systems and financial controls, and the Company’s compliance with legal and regulatory requirements. The audit committee selects the independent auditors, reviews the scope of the audit and the results of the audit, approves permitted non-audit services (such as tax services), and reviews the financial and disclosure controls procedures. The audit committee also oversees management’s efforts to establish and maintain a process for handling complaints or concerns relating to accounting or financial matters, as well as compliance issues generally.

As part of its oversight role relating to the Company’s systems, controls and procedures, the audit committee also oversees the Company’s risk management process. On an annual basis, the committee reviews risks that the Company and its businesses face that have been identified by management, and reviews the analysis and plans prepared by management to eliminate, mitigate or address those potential risks.

The audit committee acts pursuant to the Company’s by-laws and the audit committee charter. The audit committee charter is reviewed annually by the audit committee to determine the charter’s adequacy to respond to the issues raised in the course of the audit committee’s activities. The committee held five meetings in 2024, with all committee members in attendance. Please see the report of the audit committee set forth in this proxy statement. The board of directors has determined that (a) Mr. Filler, Mr. Dubin and Mr. Shea are independent “audit committee financial experts” under SEC rules, (b) all of the audit committee members are “financially sophisticated” as required by the Nasdaq listing standards, and (c) all of the audit committee members are independent in compliance with the Company’s corporate governance guidelines and the requirements of the Nasdaq listing standards.

Executive Committee

To the extent permitted by the laws of the Commonwealth of Pennsylvania, the executive committee has and may exercise all the powers and authorities of the board of directors as follows: (a) to take action on behalf of the board of directors during intervals between regularly scheduled meetings of the board of directors if it is impracticable to delay action on a matter until the next regularly scheduled meeting of the board of directors, and (b) to take action on all matters of the Company that have been delegated for action to the executive committee by the board of directors. The executive committee meets from time to time, irregularly, and consults with each other and management as necessary to discharge its duties.

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Compensation Committee

The compensation committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflex.com.

The committee’s duties include establishing a compensation philosophy to guide the committee in executive compensation decisions, reviewing and setting the compensation of the chief executive officer, reviewing and recommending to the board of directors the compensation to be paid to the other executive officers of the Company, and incentive compensation and any equity-based plans. The committee met four times in 2024, with all members in attendance except for one member who missed one meeting, to consider and recommend compensation matters to the board of directors. All of the current members of the committee have been determined to be independent directors in accordance with the Company’s corporate governance guidelines and the requirements of Nasdaq listing standards.

Insider Trading and Clawback Policies

Insider Trading Policy. Our board of directors has adopted an insider trading policy, which applies to all employees, officers and directors of the Company and its subsidiaries, and prohibits the purchase or sale of the Company’s common stock or any derivative securities, while in possession of material, nonpublic information about the Company. The policy also imposes a quarterly trading blackout on all members of our board of directors, all of our officers, vice president level and above, and each other employee who is notified of their placement on the blackout list. In addition, our named executive officers and directors are prohibited from pledging shares of our common stock, except with the approval of our board of directors, and they must notify our Corporate Secretary of any proposed transactions prior to initiating them. The Company does not have a policy regarding the ability of directors, officers and other employees to acquire hedges relating to equity compensation. The complete text of the insider trading policy may be found on the Company’s website at www.omegaflex.com.

Executive Officer Clawback Policy. Our board of directors has also adopted an executive officer compensation clawback policy, requiring the Company to recover certain erroneously awarded executive incentive compensation in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. The policy is designed to comply with Section 10D of the Exchange Act, Rule 10D-1 thereunder, and the Nasdaq Listing Rule 5608. The policy also requires executive officers to sign an acknowledgement agreeing to be bound by the terms of and to comply with the policy, which all of the Named Executive Officers have signed. The complete text of the clawback policy may be found on the Company’s website at www.omegaflex.com.

AUDIT COMMITTEE REPORT

Audit Committee Report

This report of the audit committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the SEC or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts. The audit committee furnished the following report as required under the SEC rules and regulations. The Company will provide any person, without charge, upon filing a written request to the Corporate Secretary of the Company at its corporate offices, with a copy of the Company’s audit committee charter.

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The audit committee met five times during 2024 and discussed with the Company’s management the interim financial statements of the Company for each applicable reporting period prior to the filing or distribution of such financial statements. The audit committee met in March 2025 to review and discuss with the Company’s management and the independent auditors the audited financial statements of the Company for the fiscal year ended December 31, 2024. Management has the responsibility for preparation of the Company’s financial statements, and the independent auditors have the responsibility for examining those statements and expressing an opinion thereon. The audit committee’s primary responsibility with respect to the Company’s financial statements is one of review and oversight.

The committee has acted, pursuant to its charter, and has during the past year (a) reviewed with the independent auditors their internal quality control procedures and independence from management, (b) reviewed with management and the independent auditors recent accounting pronouncements and their effect on the financial statements of the Company, (c) reviewed the Company’s financial and disclosure control procedures instituted by management, and (d) reviewed with the chief financial officer and the independent auditors the Company’s internal system of financial and accounting controls.

The audit committee also discussed with the independent auditors matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees,” and received from the independent auditors written disclosures regarding the independence of the independent auditors from the Company as required by PCAOB Rule 3526, titled “Communications with Audit Committees Concerning Independence.” The audit committee considered the compatibility of the non-audit services the Company received from its independent auditor and the effect of such engagements on the independence of the independent auditors, and has discussed with the independent auditors their independence.

Based on all of the above, the audit committee recommended that the board of directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC.

J. Nicholas Filler, Chairman, James M. Dubin, David K. Evans, Stephen M. Shea, Members.

NOTE: If any person wishes to communicate with the Company’s audit committee regarding any question or concern arising out of the Company’s accounting, internal financial controls, or auditing matters, such questions or concerns should be forwarded to the Company under its compliance reporting policy, a copy of which is available for viewing at https://www.omegaflexcorp.com/compliance/.

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EXECUTIVE COMPENSATION

The following table sets forth all of the compensation awarded to, earned by or paid to the Company’s chief executive officer and the two other most highly compensated executive officers (collectively, “named executive officers”) for all services rendered by them to the Company in all capacities for the fiscal years ended December 31, 2024 and December 31, 2023.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Non-equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)
Kevin R. Hoben	2024	540,800	0	0	419,802	49,725	1,010,327
Executive Chairman	2023	510,648	0	0	1,576,468	46,860	2,133,976
Dean W. Rivest	2024	540,800	0	90,000	305,000	30,935	966,735
Chief Executive Officer	2023	514,875	0	90,024	345,000	33,154	983,053
Edwin B. Moran	2024	540,800	0	75,000	225,000	30,935	871,735
President	2023	400,000	0	74,964	270,000	33,754	778,718

Footnotes:

(1)	All stock awards are in the form of full value phantom stock units issued pursuant to the Omega Flex, Inc. 2006 Phantom Stock Plan, as amended. In 2024, the number of full value phantom stock units issued was 1,250 to Mr. Rivest and 1,042 to Mr. Moran. The value of the stock award is the closing price of the OmegaFlex common stock as of the grant date. The closing price on the 2024 grant date was $72.00.
(2)	Amounts calculated were paid under the Company’s executive incentive plan.
(3)	Amounts reflected in this column include:

Company contributions to the Omega Flex, Inc. 401(k) Profit Sharing Plan - The Company contributions for the profit sharing portion of the plan paid for 2024 for each of the named executive officers were $10,350.

Company car - For Mr. Hoben, this amount includes the use of a company car, valued on an annual basis at $20,000.

Divided equivalents – Dividend equivalents paid to Mr. Rivest and Mr. Moran for phantom stock units that matured. The amount paid to each in 2024 was $3,653.

Benefits – Insurance premiums with respect to life insurance and employer matching contributions under the Company’s 401(k) plan.

The following table sets forth awards to the Company’s named executive officers outstanding as of December 31, 2024:

Outstanding Equity Awards at Fiscal Year-End(1)

Name	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)

(a)	(g)	(h)
Kevin R. Hoben	0	0
Dean W. Rivest	2,249	$94,376
Edwin B. Moran	1,874	$78,637

Footnotes:

(1)	All equity awards are in the form of phantom stock units issued pursuant to the Omega Flex, Inc. 2006 Phantom Stock Plan, as amended.
(2)	Vesting of phantom stock awards granted in 2022 occurs in three approximately equal installments beginning one year after the grant date, and awards granted in 2023 and 2024 also have a three-year vesting schedule, but with “cliff vesting” on the third anniversary of the grant date.
(3)	The market value is computed by multiplying the number of units by the closing market price of the Company’s common stock at the end of the last completed fiscal year.

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Employment Agreements

On December 15, 2008, OmegaFlex entered into an employment agreement with Kevin R. Hoben, Executive Chairman of the Company. As of January 1, 2014, the aforementioned employment agreement was amended in part to add a “clawback” provision.

The agreement with Mr. Hoben contains the following terms:

Duties and Term. Mr. Hoben will be employed by the Company as Chairman and CEO for a period of two years, and that term will be automatically extended for consecutive one-year periods unless the Company provides six-months advance notice of termination. Effective January 1, 2024, Mr. Hoben became Executive Chairman and is no longer CEO. The agreement is also subject to earlier termination by the Company or by the executive.

Compensation. The agreement provides for compensation in the form of: (1) annual base salary (at present, $559,728) subject to annual review and adjustment by the compensation committee of the board of directors; (2) annual incentive bonus awards in accordance with the bonus programs established by the board; (3) 20 days of paid vacation, (4) a car allowance; and (5) other employment benefits provided by the Company to all of its employees, such as retirement plans, medical and life insurance programs, and short- and long-term disability plans, in accordance with the terms of those employee benefit plans. The executive will be reimbursed for all reasonable and necessary expenses incurred in performing his duties. The 2014 amendment to the employment agreement included a “clawback” provision, whereby any amount of incentive compensation that is subject to recovery under any law, rule or listing requirement and based on an overstatement of earnings is subject to repayment by the employee to the Company.

Termination. The agreement may be terminated in any of the following circumstances: (1) death, (2) permanent disability, (3) for “cause” (as defined below) at the option of the Company, (4) without “cause” at the option of the Company, (5) for “good reason” (as defined below) at the option of the executive, (6) by resignation or retirement at the option of the executive, or (7) by the Company’s decision not to renew the agreement.

Payments on Termination. The executive will receive payments under his agreement as a result of the termination of the agreement, as follows:

■	Death or disability – accrued and unpaid base salary and vacation, and severance in an amount equal to the average incentive bonuses paid to the executive in the three previous fiscal years and prorated from the beginning of the fiscal year to the date of termination;

■	For cause, retirement or resignation – accrued and unpaid base salary and vacation as of the date of termination, retirement, or resignation;

■	Without cause or for good reason – accrued and unpaid base salary and vacation, severance in an amount equal to the average incentive bonuses paid to the executive in the three previous fiscal years, one year’s base salary, and continuation of health benefits and car allowance for one year; or

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■	Non-renewal – accrued and unpaid base salary and vacation, severance in an amount equal to the average incentive bonuses paid to the executive in the three previous fiscal years, one year’s base salary, and continuation of health benefits and car allowance for one year.

For purposes of the agreement, “cause” is defined under the agreement as (a) the willful failure to perform the executive duties under the agreement, (b) willful or gross misconduct, (c) conviction of, or plea of guilty or nolo contendere to, a felony, or (d) a material breach of the executive’s obligations under the agreement, including confidentiality and non-competition.

In addition, “good reason” is defined under the agreement to mean (a) a reduction in annual base salary; (b) a material reduction in bonus compensation related to factors other than (i) business or economic conditions, (ii) poor performance, (iii) limits on executive compensation imposed by law or regulation, or (iv) new requirements in the Internal Revenue Code or Employee Retirement Income Security Act; (c) a relocation of the place of employment greater than twenty five (25) miles from the current place of employment; or (d) a material reduction in principal duties and responsibilities.

Change in Control. The agreement provides that if it is terminated without cause or for good reason, or is not renewed by the Company, anytime in an 18 month period following a change in control, the executive will receive an amount equal to two years’ base salary and two times the average incentive bonus amounts paid or earned in the prior three years. These amounts are in addition to any payments that may be received in respect of the termination of the agreement. A “change in control” may occur through (1) a merger or consolidation of the Company with another entity, where the Company’s shareholders prior to the transaction will not hold a majority of the voting power of the equity interests of the successor entity, (2) a sale or transfer of all or substantially all of the Company’s assets, (3) acquisition by a person or group of persons acting together in a transaction or series of transaction resulting in that person or persons’ owning 50% or more of the voting power of the voting securities of the Company, (4) a change in the composition of the board of directors in a two year period where a majority of the board members as of the date of determination have changed from the beginning date, or (5) the liquidation or dissolution of the Company (excluding however, any bankruptcy of the Company).

Restrictive Covenants. During the term of the agreement and for one year after termination of each agreement, the executive may not solicit or induce any employee to leave the employment of the Company, or to solicit or induce any customer or supplier of the Company to terminate or modify their business relationship with the Company. Further, during the term of the agreement and for one year after termination of the agreement, the executive may not engage, either individually or as an employee, director, owner or consultant of any entity, in any business that is engaged in the manufacture and sale of flexible metal hose and braid products, or other line of business in which the Company is engaged at the time of termination.

Miscellaneous. The agreement will be interpreted in accordance with Section 409A of the Internal Revenue Code, including deferral of any payments to the executive if he is deemed to be a “specified employee” under Section 409A of the Internal Revenue Code. Any payments under the agreements that may be subject to an excise tax imposed under Section 4999 of the Internal Revenue Code will be reduced to a level so that the payment will not be subject to such excise tax. The agreements supersede and replace the prior executive employment agreements.

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Change of Control Agreements

OmegaFlex entered into change of control agreements with each of the following named executive officers: Dean W. Rivest and Edwin B. Moran. The change of control agreements all contain the following terms:

Change of Control. A change of control means an event where either (a) the individuals constituting the Company’s board of directors as of the date of the Agreement cease to constitute a majority of the board (except where the majority of the current board appoints or nominates for election a new board member), or (b) approval by the shareholders of a reorganization, merger or consolidation of the Company (except where 75% of the outstanding stock of the new organization is held by shareholders of the Company immediately prior to the reorganization, merger or consolidation), or (c) approval by the shareholders of a complete liquidation or dissolution of the Company, or a sale or disposition of substantially all of the Company’s assets.

Post-Change Employment Period. After a change of control occurs, the employee shall be employed by the Company for three years after the change of control occurred (the “post-change employment period”).

Terms of Employment. The employee shall be employed in substantially the same position with substantially the same duties and within 35 miles of the same physical location to which the employee was assigned as of the date of the change of control. During the post-change employment period, the employee will receive at least the highest base annual salary he received within the 12-month period prior to the change of control and will be entitled to participate in an executive incentive plan. The amount received under the executive incentive plan will be dependent on the performance of the Company during the post-change employment period. However, in lieu of participating in the executive incentive plan during the post-change employment period, the employee may instead elect to receive the three-year average compensation that the employee received under the Company’s executive incentive plans in the three years prior to the change of control, which would be paid monthly in arrears during the post-change employment period. The employee may also participate and receive benefits under the Company’s employee benefit programs, under the terms most favorable to employee as existed within 120 days prior to the change of control.

Termination of Employment during Post-Change Employment Period. The employee’s employment may be terminated during the post-change employment period (a) by the employee’s death, disability or retirement, (b) by the Company for “cause”, or (c) by the employee for “good reason.”

“Cause” means (i) deliberate misconduct having a material adverse effect on the Company, (ii) employee’s continuing failure to perform a substantial portion of employee’s duties, after failing to cure those deficiencies within 30 days of receiving notice, (iii) a criminal felony conviction of the employee having a material adverse effect on the Company, (iv) employee’s use or abuse of controlled substances or habitual intoxication, after receiving 30 days’ notice, or (v) any material breach by employee of their obligations under the Agreement having a material adverse effect on the Company. In addition, the then current board of directors of the Company must notify the employee of the Company’s intent to terminate for cause and provide such employee with an opportunity to be heard with counsel by the board disputing the purported termination, and after that hearing provide to the employee a copy of the resolution that has been affirmatively approved by 75% of the then current board of directors finding that the employee’s conduct justifies termination for cause.

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“Good Reason” means (i) any substantial increase or diminution of the employee’s authority, duties or responsibilities provided as part of the terms of his employment, unless the employee agrees to a substantial increase in his duties, (ii) any failure by the Company to pay the compensation provided under the relevant agreement, (iii) relocation to a location greater than 35 miles from his location before the change of control, or substantial increase in business travel than previously undertaken before the change of control, (iv) any purported termination by the Company, except as expressly provided under the Agreement, or (v) any failure by the Company to require any successor-in-interest to assume the obligations of the Agreement.

Company Obligation upon Termination. If during the post-change employment period the employee’s employment with the Company is terminated for the reasons set forth below, then the Company shall pay the following:

Death, Disability or Retirement – annual salary up to the date of termination to the extent not previously paid, and any deferred compensation to the extent not previously paid, together with any other death, disability, retirement or any other available benefits offered by the Company, either before the change of control or as of the date of termination, whatever is most favorable to the employee.

Cause – annual salary up to the date of termination to the extent not previously paid, and any deferred compensation to the extent not previously paid.

Other; Good Reason – if employee is terminated for reasons other than for death, disability, retirement, or cause, or if the employee resigns for good reason, then the employee shall be paid (i) annual salary up to the date of termination to the extent not previously paid, and any deferred compensation to the extent not previously paid, and (ii) a severance benefit equal to a multiple of two times the sum of employee’s base salary, and the average of the last two annual bonus awards paid to employee; and shall be entitled to continued participation in the Company’s benefit plans for a period of 12 months after termination.

Non-competition; Non-disclosure. During his employment with the Company, the employee shall not compete with the Company or have a substantial interest in any organization that competes with the Company. The employee may not disclose the Company’s confidential and proprietary information, and shall return such information to the Company upon his termination.

Severance. If prior to a change of control, the employee is terminated other than for death, disability or for cause, or the Agreement is terminated and the employee is terminated other than for death, disability or for cause within 12 months of such Agreement being terminated, the employee shall receive as severance for 18 months after termination his annual base salary, paid on a regular payroll schedule, continuation of all benefits, and an extension of any period in which to exercise vested stock options, and shall also be entitled to participate in any executive incentive plan through the next annual calculation and distribution. This severance is an alternative payment to that provided after a change of control as described above.

Miscellaneous. No payments under the Agreement may be subject to set-off or recoupment by the Company. The Company shall pay employee’s costs, expenses and legal fees incurred to enforce any terms of the Agreement against the Company. The Company shall require any successor in interest to assume the obligations of the Agreement. The Agreement is not effective unless expressly authorized by the board, which authorizations were subsequently issued.

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Potential Payments upon Termination or Change in Control

The table below reflects the estimated amount of compensation payable to our named executive officers assuming their employment had terminated on December 31, 2024, under the circumstances indicated.

Payments with respect to termination from the Company may occur as a result of termination of the employment relationship or as a result of a change of control of the Company. These payments (“Severance Payments”) would be in the form of cash payments to which the named executive officers would be entitled under the terms of their respective agreements; for Mr. Hoben, those are his employment agreement (“Employment Agreement”); for Mr. Rivest and Mr. Moran, those are their respective change of control agreements (“CIC Agreements”). Under the Employment Agreement, Severance Payments would be due and owing for termination by reason of (a) death or disability, (b) without cause or by the officer for good reason, (c) non-renewal of the Employment Agreement(s), or a change in control of the Company. Under the CIC Agreements, Severance Payments would be due and owing for termination following a change of control of the Company. The change in control Severance Payments require a “double-trigger”, meaning that a change in control alone, without a qualifying termination of employment during a specified period following a change in control, will not give rise to any change in control payments. A separate Severance Payment would be due and owing if the executive officer is terminated prior to a change of control for reasons other than for death, disability or for cause, or if the CIC Agreement is terminated and the employee is terminated other than for death, disability or for cause within 12 months of such CIC Agreement being terminated. As a result, amounts reflected under the column titled “Without Cause / Good Reason / Non-Renewal” assume either (a) involuntary termination by the Company without cause or resignation for good reason (where applicable) in connection with a change in control, (b) termination for reasons other than for death, disability or for cause, or (c) non-renewal of the relevant Employment Agreement.

Under the terms of the phantom stock plan, in the event of termination by the Company without cause or by the executive with good reason following a change in control, the compensation committee will take action to ensure that any phantom stock units outstanding at the closing of a potential change of control event would receive an equivalent value under the terms of a potential acquisition or merger agreement.

For further details about the post-termination amounts shown in the following table, see the footnotes to the table and the respective discussions above.

Termination Payments

Name	Death or Disability	Without Cause / Good Reason / Non-Renewal		Termination after Change in Control
Kevin R. Hoben	$1,481,473	$2,022,273	(1)	$4,044,547	(1)
Dean W. Rivest	-	$1,116,200	(1)(2)	$1,731,600	(1)(3)
Edwin B. Moran	-	$1,036,200	(1)(2)	$1,576,600	(1)(3)

(1)	Executive will also receive continuing benefits under the Company’s medical insurance plan for one year.
(2)	Does not include any unvested phantom stock units that are permitted to vest within 18 month period after termination.
(3)	Does not include any equitable adjustment for unvested phantom stock units, as may be determined by compensation committee.

Retirement Plans

All of the named executive officers of the Company are participants in the Omega Flex, Inc. 401(k) Profit Sharing Plan.

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PAY VERSUS PERFORMANCE

The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our principal executive officer (“PEO”) and Non-PEO named executive officers (“NEOs”), calculated in accordance with SEC disclosure rules:

Pay Versus Performance Table

Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)
(a)	(b)	(c)	(d)	(e)
2024	966,735	877,464	941,031	869,125
2023	2,133,976	2,133,976	654,286	530,752
2022	2,598,910	2,598,910	614,767	412,596

(1)	Dean W. Rivest is the PEO for 2024 and Kevin R. Hoben is the PEO for 2023 and 2022. The other NEOs for 2024 are: Kevin R. Hoben and Edwin B. Moran. The other NEOs for 2023 are: Dean W. Rivest, Matthew F. Unger, Edwin B. Moran and Susan B. Asch. The other NEOs for 2022 are: Dean W. Rivest, Matthew F. Unger, Edwin B. Moran and Timothy P. Scanlan.

(2)	Because Kevin R. Hoben does not have equity awards, there is no adjustment for 2023 or 2022. For 2024, the value included in this column reflects the adjustments to the values as shown in the PEO Adjustment Table below.

(3)	For each year, the values included in this column reflect the adjustments to the values as shown in the Non-PEO NEO Adjustment Table below.

PEO Adjustment Table

PEO NEO	2024	2023	2022

SCT Total for PEO (column(b))	$966,735	$2,133,976	$2,598,910
- aggregate change in actuarial present value of pension benefits	-	-	-
+ service cost of pension benefits	-	-	-
+ prior service cost of pension benefits	-	-	-
- SCT “Stock Awards” column value	90,000	-	-
- SCT “Option Awards” column value	-	-	-
+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	12,661	-	-
-/+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	2,420	-	-
+ vesting date fair value of equity awards granted and vested in the covered year	-	-	-
-/+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(4,037)	-	-
-/+ year-over-year change in fair value of equity awards vested in prior years not matured and paid in the covered year	(10,494)	-	-
-/+ change in fair value of equity awards vested in prior years that matured and were paid in the covered year	180	-	-
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	-	-	-
+ dollar value of dividends/earnings paid on equity awards in the covered year	-	-	-
+ excess fair value for equity award modifications	-	-	-
Compensation Actually Paid to PEO (column (c))	$877,464	$2,133,976	$2,598,910

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Non-PEO NEO Adjustment Table

Average for Non-PEO NEOs	2024	2023	2022

Average SCT Total for Non-PEO NEOs (column(d))	$941,031	$654,286	$614,767
- aggregate change in actuarial present value of pension benefits	-	-	-
+ service cost of pension benefits	-	-	-
+ prior service cost of pension benefits	-	-	-
- SCT “Stock Awards” column value	75,000	225,004	285,048
- SCT “Option Awards” column value	-	-	-
+ year-end fair value of equity awards granted in the covered year that were outstanding and unvested as of the covered year-end	10,554	36,661	48,212
-/+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	2,015	19,544	27,660
+ vesting date fair value of equity awards granted and vested in the covered year	-	-	-
-/+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	(2,547)	2,941	(7,625)
-/+ year-over-year change in fair value of equity awards vested in prior years not matured and paid in the covered year	(7,108)	(13,662)	(42,911)
-/+ change in fair value of equity awards vested in prior years that matured and were paid in the covered year	180	55,986	57,540
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	-	-	-
+ dollar value of dividends/earnings paid on equity awards in the covered year	-	-	-
+ excess fair value for equity award modifications	-	-	-
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$869,125	$530,752	$412,596

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Relationship Between Pay and Performance

We believe the compensation “actually paid” to our NEOs reported above is reflective of pay for performance. Annual payments of bonuses under our Executive Incentive Plan, and payments at maturity of grants under our phantom stock plan, represent a large portion of NEO compensation.

■	Our compensation committee adopted a performance measurement for the Executive Incentive Plan based on earnings before interest and taxes (“EBIT”) because the committee determined that EBIT represents the true measure of management performance of the Company’s continuing operations.

■	Our Executive Chairman is a significant shareholder in the Company, which aligns his interests with those of our other shareholders.

■	Our phantom stock plan grants create a long-term perspective for our other NEOs and align their interests with shareholders, including in terms of total shareholder return.

DIRECTOR COMPENSATION

During 2024, compensation for our non-employee directors was as follows:

Annual Retainer	$90,000
Retainer – Chair of board committee	$5,512

Unless otherwise determined by the compensation committee, there are automatic increases of 5% every two years to account for inflation. The committee determined, effective January 1, 2024, to raise the annual retainer to $90,000, to raise the committee chair retainer by 5% to $5,512, and to continue the automatic increases of 5% every two years (with the next increase on January 1, 2026), unless otherwise determined by the committee. Non-employee directors who serve as such or as committee chairs for a portion of a year are paid on a pro-rata basis. Directors who are also employees of the Company receive no separate compensation for serving as directors or as members of any committee of the board. Directors are also reimbursed for their reasonable expenses in attending or participating in a board or committee meeting.

The compensation of each non-employee director for the fiscal year ending December 31, 2024 is set forth in the table below:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
James M. Dubin	95,512	—	95,512
David K. Evans	90,000	—	90,000
J. Nicholas Filler	95,512	—	95,512
Derek W. Glanvill(1)	22,500	—	22,500
Stewart B. Reed	101,024	—	101,024
Stephen M. Shea(1)	67,500	—	67,500

(1)	Mr. Glanvill’s service as a director ended, and Mr. Shea’s service as a director commenced, in April 2024.
(2)	As of December 31, 2024, there were no outstanding stock awards to any of the directors. On January 2, 2025, the Company’s subsidiary, Flex-Trac, Inc., granted each of Messrs. Dubin, Evans, Filler and Shea an award of 10,000 shares of restricted stock under the Flex-Trac, Inc. 2025 Equity Incentive Plan, subject to forfeiture if the Plan is not approved by our shareholders at this annual meeting.

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TRANSACTIONS WITH RELATED PERSONS

There were no transactions with any related persons in 2024 or 2023 in which the Company was a participant that exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at December 31, 2024 or 2023. Mr. Stewart Reed, a director of the Company and vice chairman of the board, beneficially owns 56.2% of the issued and outstanding shares of common stock of the Company, and therefore, may be considered a “parent” of the Company for purposes of Item 404(d) of Regulation S-K.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires directors and certain officers of the Company, as well as persons who own more than ten percent (10%) of the Company’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and related written representations, during the fiscal year ended December 31, 2024, all applicable Section 16(a) filing requirements were satisfied on a timely basis.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee approved the retention of RSM to audit the Company’s consolidated financial statements for the years ended December 31, 2023, and 2024. The audit committee has restricted the non-audit services that RSM may provide primarily to special projects relating to prospective tax issues. The following table sets forth the aggregate amounts invoiced (or in the case of the Audit Related Fees for 2024, an estimate of what will be invoiced) to the Company for the years ended December 31 of 2023 and 2024:

Description	2023	2024
Audit Fees	$290,325	$329,754
Audit Related Fees (Form 11-K)	$44,175	$28,750
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-
Total	$334,500	$358,504

“Audit Fees” are fees billed to the Company for professional services for the audit of the Company’s financial statements included in the Company’s Annual Report on Form 10-K, review of financial statements included in Quarterly Reports on Forms 10-Q, audit of the Company’s financial controls, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit Related Fees” were incurred in the audit of the Company’s retirement plans. “Tax Fees” related to tax consulting services based on the review of the Company’s tax returns. “All Other Fees” represents professional services incurred in connection with miscellaneous matters.

FINANCIAL STATEMENTS

The Company’s audited consolidated financial statements and notes thereto, including management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2024, are included in the Company’s annual report to shareholders, which is available on the internet at www.omegaflex.com. The annual report does not constitute proxy soliciting material.

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EXHIBIT A

FLEX-TRAC, INC.

2025 EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions

The purpose of this Plan is to provide for Eligible Individuals of the Company and its Affiliates an equity-based incentive to maintain and enhance the performance and profitability of the Company.

For purposes of this Plan, the following terms are defined as set forth below:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person, including any partner, member, shareholder, or other equity holder of such Person or manager, director, officer, or employee of such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings. The company that controls the Company as of the date of this Agreement shall be deemed an Affiliate of the Company for the purposes of this Plan at any time that this Plan is in effect.

“Applicable Exchange” means Nasdaq Global Market or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

“Award” means a Stock Option, SAR, Restricted Stock, RSU, Performance Award or Other Stock-Based Award granted pursuant to the terms of this Plan.

“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

“Award Date” means the Award Date as set forth in the Participant’s Award Agreement.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in an Award Agreement, the Participant’s (i) deliberate misconduct having a material adverse effect on the business of the Company or any Affiliate of the Company, as applicable; (ii) demonstrable failure to perform a substantial portion of such person’s duties and responsibilities to the Company or an Affiliate of the Company, as applicable, for reasons other than Disability, which failure continues for more than 30 days after the Company or any Affiliate of the Company, as applicable, gives written notice to the Shareholder, which sets forth in reasonable detail the nature of such failure; (iii) conviction of or plea of guilty or nolo contendere to a felony; (iv) abuse of controlled substances or habitual intoxication, which activity continues for more than 30 days after the Company or any Affiliate of the Company, as applicable, gives written notice to the Shareholder of the material adverse effect of such activity on the Company or any Affiliate of the Company; or (v) material breach of obligations to the Company or any Affiliate of the Company, having a material adverse effect on the Company or any Affiliate of the Company, as applicable..

“Change in Control” has the meaning set forth in Section 10(e).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

“Committee” means the Committee referred to in Section 2.

“Common Stock” means common stock, par value $0.01 per share, of the Company as constituted on the Effective Date, all rights which may hereafter trade with such shares of common stock, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

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“Company” means Flex-Trac, Inc., a Pennsylvania corporation, or its successor.

“Continuous Service” means, unless otherwise provided in an Award Agreement, service by the Participant with the Company or an Affiliate thereof, as an employee, officer, director, contractor and/or consultant, as the case may be, and whether or not compensated for such service, which service is not terminated (through resignation, termination or otherwise, whether or not voluntary). The Participant’s Continuous Service shall not be deemed to have been terminated merely because of a change in the capacity in which, or entity for which, the Participant renders service. For example, a change in status from an officer of the Company to a director of an Affiliate of the Company will not constitute a termination of Continuous Service.

“Disability” means, unless otherwise provided in an Award Agreement, as determined by the Company and consistent with the definition and rules used by the United States Social Security Administration, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” has the meaning set forth in Section 12(a).

“Eligible Individuals” means directors, officers, employees, contractors and consultants of the Company or an Affiliate, and prospective directors, officers, employees, contractors and consultants of the Company or an Affiliate who have accepted offers of service, employment or consultancy from the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means, as of any date, the value per Share determined as follows: (i) if Shares are listed on a U.S. national securities exchange, Fair Market Value per Share shall be the closing price per Share as reported on such national securities exchange; (ii) if Shares are not listed on a U.S. national securities exchange but are traded over the counter, Fair Market Value per Share shall be equal to the average between the high and low sales price per Share on the most recent date on which Shares were traded, as reported by OTC Markets Group Inc. or a successor thereto; and (iii) if Shares are not so listed or traded, Fair Market Value per Share shall be determined by the Board in its sole and absolute discretion.

“Free-Standing SAR” has the meaning set forth in Section 5(b).

“Full-Value Award” means any Award other than a Stock Option or SAR.

“Grant Date” means the date which the Committee designates for granting of an Award, which shall be no earlier than the date on which the Committee adopts a resolution memorializing such grant.

“Incentive Stock Option” or “ISO” means any Stock Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock and dividend equivalents.

“Participant” means an Eligible Individual to whom an Award is or has been granted.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award.

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“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified Performance Goals, as determined by the Committee.

“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

“Plan” means this Flex-Trac, Inc. 2025 Equity Incentive Plan, as set forth herein and as hereinafter amended from time to time.

“Replaced Award” has the meaning set forth in Section 10(b).

“Replacement Award” has the meaning set forth in Section 10(b).

“Restricted Stock” means an Award granted under Section 6.

“Restricted Stock Unit” or “RSU” has the meaning set forth in Section 7(a).

“Restriction Period” has the meaning set forth in Section 6(c)(ii).

“Retirement” means, unless otherwise provided in an Award Agreement, the voluntary separation from service, within the meaning of Section 409A of the Code, of a Participant who is an employee of the Company or an Affiliate, for a reason other than Cause, death or Disability, and after the attainment of age 67.

“Qualified Public Company Transaction” means a transaction, upon the consummation of which, the Company will have a class of equity securities registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act.

“Section 16(b)” has the meaning set forth in Section 11(a).

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means an Award granted under Section 5(b) or 5(c).

“Stock Option” means an Award granted under Section 5(a).

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor thereto.

“Substitute Award” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Tandem SAR” has the meaning set forth in Section 5(b).

“Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon cessation of Continuous Service or otherwise, as specified in the applicable Award Agreement or other document approved by the Committee.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate, or otherwise dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, or other disposition of, any security, or any interest (including a beneficial interest) in any security, directly or indirectly owned by a Person. “Transfer”, when used as a noun, shall have a correlative meaning.

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SECTION 2. Administration

(a) Committee. Prior to the consummation of a Qualified Public Company Transaction, the Board shall be administrator of the Plan, and all references to the “Committee” in this Plan shall be deemed to refer to the Board. Upon the consummation of a Qualified Public Company Transaction, the Company hereby appoints the Compensation Committee of the Board as administrator of the Plan, which committee shall be composed of not less than two directors and shall be appointed by and serve at the pleasure of the Board, and such Committee shall also consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the Applicable Exchange.

Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i) To select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Awards, Other Stock-Based Awards or any combination thereof are to be granted hereunder;

(iii) To determine the number of Shares to be covered by each Award granted hereunder;

(iv) To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(d)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(v) Subject to Section 12(d), to modify, amend or adjust the terms and conditions of any Award (subject to Sections 5(d) and 5(e)), at any time or from time to time, including, but not limited to, Performance Goals;

(vi) To determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(vii) To determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(viii) To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(ix) To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(x) To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);

(xi) To decide all other matters that must be determined in connection with an Award; and

(xii) To otherwise administer this Plan.

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(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. To the extent consistent with applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to designated classes of Eligible Individuals, within limits specifically prescribed by the Committee; provided, however, that no such officer shall have or obtain the authority to grant Awards to himself or herself or to any person then subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time.

(ii) Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.

(d) Indemnification. No member of the Committee or the Board, and no employee of the Company shall be liable for any act or failure to act with respect to the Plan, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an employee of the Company or a Subsidiary against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

(e) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12(d) hereof.

SECTION 3. Common Stock Subject to Plan

(a) Plan Maximums. Subject to adjustment as described in Section 3(d) below, the maximum aggregate number of shares of Common Stock that may be issued or transferred under the Plan with respect to Awards shall be Eight Hundred Eighteen Thousand Four Hundred and Fifty Eight (818,458) shares of Common Stock. The aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options on and after the Effective Date shall not exceed Eight Hundred Eighteen Thousand Four Hundred and Fifty Eight (818,458). Shares issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan.

(b) Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the number of Shares available for future grant under the Plan: (i) Shares tendered by the Participant or withheld by the Company in payment of the exercise price of a Stock Option or SAR; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation; (iii) Shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof; and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options.

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(c) Substitute Awards. Substitute Awards shall not reduce the number of shares available for grant, nor shall Shares subject to a Substitute Award be added to the number of shares available for grant as provided in Section 3(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of Shares available for future grant (and Shares subject to such Awards shall not be added to the Shares available for future grant as provided in Section 3(b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Individuals prior to such acquisition or combination.

(d) Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, reverse stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s or its shareholders’ receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any year, the kind and number of shares covered by outstanding Awards, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change in Control, the provisions of Section 10 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with section 409A or 424 of the Code, to the extent applicable. The adjustments of Awards under this Section 3(d) shall include adjustment of shares, exercise price of Stock Options or SARs, Performance Goals or other terms and conditions, as the Committee deems appropriate. Any adjustment under this Section 3(d) need not be the same for all Participants. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.

SECTION 4. Eligibility

Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and a parent corporation or subsidiary corporation of the Company (within the meaning of Section 424(e) and (f) of the Code, respectively).

SECTION 5. Stock Options and Stock Appreciation Rights

(a) Types of Stock Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights (SARs) may be “Tandem SARs,” which are granted in conjunction with a Stock Option, or “Free-Standing SARs,” which are not granted in conjunction with a Stock Option. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable SAR, multiplied by (ii) the number of Shares in respect of which the SAR has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the SAR.

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(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Stock Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to a Stock Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Stock Option or SAR granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(e) Term. The Term of each Stock Option and each Free-Standing SAR shall be fixed by the Committee, but no Stock Option or Free-Standing SAR shall be exercisable more than 10 years after its Grant Date.

(f) Exercisability. Except as otherwise provided herein, Stock Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(g) Method of Exercise. Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased, or subject to the Free-Standing SAR as to which exercised.

In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Stock Options to be exercised multiplied by the applicable exercise price) by certified or bank check, wire transfer, or such other instrument or method as the Company may accept. As permitted by the Committee, payment in full or in part may also be made as follows:

(i) In the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the Participant shall only have the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option if such right is set forth in the applicable Award Agreement.

(ii) To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of stock necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(iii) By instructing the Company to withhold a number of such shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Stock Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of shares of Common Stock in respect of which the Stock Option shall have been exercised.

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(h) Delivery; Rights of Shareholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or SAR until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(l), a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option or SAR (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a) and (iii) in the case of a Stock Option, has paid in full for such Shares.

(i) Nontransferability of Stock Options and SARs. No Stock Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Stock Option as permitted by the preceding sentence. Any Stock Option or SAR shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such stock option is transferred pursuant to this Section 5(i), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee.

(j) Cessation of Continuous Service. The effect of a Participant’s cessation of Continuous Service on any Stock Option or SAR then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Stock Option or SAR. In no event shall a Stock Option or SAR be exercisable after the expiration of its Term. If not set forth in the applicable Award Agreement, the Stock Option or SAR shall be exercisable following a cessation of Continuous Service according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(i) Any portion of a Stock Option or SAR that is not vested and exercisable on the date of a Participant’s cessation of Continuous Service shall expire on such date.

(ii) Any portion of a Stock Option or SAR that is vested and exercisable on the date of a Participant’s cessation of Continuous Service shall expire on the earliest to occur of: (A) if the Participant’s cessation of Continuous Service occurs for reasons other than Retirement, Cause, Disability or death, the date that is three months after such cessation of Continuous Service; (B) if the Participant’s cessation of Continuous Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such cessation of Continuous Service; and (C) the last day of the Term of the Stock Option or SAR.

Notwithstanding the foregoing, if a Participant dies after his or her cessation of Continuous Service but while a Stock Option or SAR is otherwise exercisable, unless the Committee determines otherwise, the portion of the Stock Option or SAR that is vested and exercisable on the date of such cessation of Continuous Service shall expire upon the earlier to occur of (y) the last day of the Term of the Stock Option or SAR and (z) the one-year anniversary of the date of death. Also, notwithstanding the foregoing, if a Participant’s cessation of Continuous Service occurs as a result of a termination by the Company or a Subsidiary for Cause, all Stock Options and SARs granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company or a Subsidiary is suspended pending an investigation of whether the Participant’s employment shall be terminated for Cause, all the Participant’s rights under any Stock Option or SAR shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s cessation of Continuous Service, any Stock Option or SAR then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

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If the exercise of a Stock Option or SAR following a Participant’s cessation of Continuous Service, but while the Stock Option or SAR is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Stock Option or SAR shall remain exercisable until the earlier of (i) the last day of the Term of the Stock Option or SAR and (ii) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant’s cessation of Continuous Service during which the exercise of the Stock Option or SAR would not be in violation of such Securities Act or insider trading policy requirements.

(k) Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Individual who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

(l) Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents shall not be paid or accrued on Stock Options or SARs.

SECTION 6. Restricted Stock

(a) Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such shares of Restricted Stock may be subject to forfeiture and any other terms and conditions of the Restricted Stock, in addition to those contained in Section 6(c).

(b) Book-Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. If any certificate is issued in respect of shares of Restricted Stock, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Flex-Trac, Inc. 2025 Equity Incentive Plan and an Award Agreement. Copies of such plan and agreement are on file at the offices of Flex-Trac, Inc., [INSERT ADDRESS].

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

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(c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in this Plan and the applicable Award Agreement or other document approved by the Committee (including the vesting or forfeiture provisions applicable upon a cessation of Continuous Service):

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the Continuous Service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the Continuous Service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

(ii) Subject to the provisions of this Plan and except as provided in the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the Grant Date of the Award and during which the vesting restrictions apply (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(d) Rights of a Shareholder. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. Subject to Section 14(e), (i) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be payable in cash and shall be held subject to the vesting of the underlying Restricted Stock, and (ii) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall be held subject to the vesting of the underlying Restricted Stock.

(e) Delivery of Unlegended Certificates. If and when any applicable vesting conditions are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7. Restricted Stock Units

(a) Administration. Restricted stock units (RSUs) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, Shares, or both. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of RSUs will be awarded, the number of shares in respect of which any granted RSUs shall relate, the conditions for vesting, the time or times within which such RSUs may be subject to forfeiture and any other terms and conditions of the RSUs, in addition to those contained in Section 7(b).

(b) Terms and Conditions. RSUs shall be subject to the following terms and conditions and such other terms and conditions as are set forth in this Plan and the applicable Award Agreement or other document approved by the Committee (including the vesting or forfeiture provisions applicable upon a cessation of Continuous Service):

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of RSUs upon the Continuous Service of the applicable Participant, or (B) the grant or vesting of RSUs upon the attainment of Performance Goals or the attainment of Performance Goals and the Continuous Service of the applicable Participant. The conditions for grant or vesting and the other provisions of RSUs (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of RSUs shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber RSUs.

(c) Rights of a Shareholder. A Participant to whom RSUs are awarded shall have no rights as a shareholder with respect to the Shares represented by the RSUs unless and until Shares are actually delivered to the Participant in settlement thereof. Subject to Section 14(e), (i) cash dividends on the class or series of Common Stock that is the subject of the RSUs shall accrue either in cash or reinvestment in additional RSUs, as determined by the Committee, and be paid or delivered only to the extent the underlying RSU vests, and (ii) dividends payable in Common Stock shall accrue, assuming reinvestment in the form of additional RSUs, and be delivered only to the extent the underlying RSU vests.

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(d) Notwithstanding the immediately preceding sentence, if an adjustment to an Award of RSUs is made pursuant to Section 3(d) as a result of any dividend or distribution, no increase to such Award (by means of deemed reinvestment in additional RSUs) shall be made, and no dividend equivalents shall be paid, under Section 7(c) as a result of the same dividend or distribution.

SECTION 8. Performance Awards

(a) Performance Awards may be granted either alone or in conjunction with other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee at the time of the resolution fixing the Grant Date for each Performance Award. The conditions for grant or vesting and the other provisions of Performance Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

(b) Performance Goals may be based on the performance of the Company as a whole or on any one or more Subsidiaries or businesses of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of a Performance Award may provide that partial achievement of Performance Goals may result in partial payment or vesting of the Award or that the achievement of the Performance Goals may be measured over more than one period or fiscal year. In establishing any Performance Goals the Committee may provide for the exclusion of the effects of the following items: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current Performance Goals to be unsuitable, the Committee may modify the Performance Goals, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a Performance Period, the Committee may determine that the selected Performance Goals or applicable Performance Period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the Performance Goals or change the applicable Performance Period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

SECTION 9. Other Stock-Based Awards

Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan.

SECTION 10. Change-in-Control Provisions

(a) General. The provisions of this Section 10 shall apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

(b) Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Stock Options and SARs (other than performance-based Awards) shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10(c) (any award meeting the requirements of Section 10(c), a “Replacement Award”) is provided to the Participant to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any Performance Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such Performance Award (with, unless otherwise provided in an Award Agreement or agreed in connection with the Change in Control, all applicable Performance Goals deemed achieved at the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)).

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(c) Replacement Awards. An Award shall meet the conditions of this Section 10(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a cessation of Continuous Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 10(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(d) Cessation of Continuous Service. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a cessation of Continuous Service of a Participant, including as a result of the death or Disability of the Participant, within 24 months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise provided in an Award Agreement or agreed in connection with the Change in Control, at the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the cessation of Continuous Service as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Nonqualified Stock Option or SAR held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such cessation of Continuous Service may thereafter be exercised until the expiration of the stated full Term of such Nonqualified Stock Option or SAR.

(e) Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall mean (i) a sale resulting in no less than a majority of the then outstanding voting securities of the Company on a fully diluted basis being held by any Person that, immediately prior to the contemplated transaction, is not an Affiliate of the Company (a “Third Party Purchaser”); (ii) a reorganization, recapitalization, merger, or consolidation of the Company or, if the Company is then a Subsidiary of Omega Flex, Inc., a Pennsylvania corporation (“Omega Flex”), Omega Flex, with or into a Third Party Purchaser; (iii) a sale or other disposition of all or substantially all of the assets of the Company or, if the Company is then a Subsidiary of Omega Flex, Omega Flex, to a Third Party Purchaser; (iv) if the Company is then a Subsidiary of Omega Flex, a transfer resulting in a majority of the then outstanding voting securities of Omega Flex on a fully diluted basis ceasing to be beneficially owned, directly or indirectly, by the Person(s) that beneficially owned, directly or indirectly, a majority of the outstanding voting securities of Omega Flex on a fully diluted basis on the Award Date; or (v) if the Company is not then a Subsidiary of Omega Flex, a transfer resulting in a majority of the then outstanding voting securities of the Company on a fully diluted basis ceasing to be beneficially owned, directly or indirectly, by the Person(s) that beneficially owned, directly or indirectly, a majority of the outstanding voting securities of the Company on a fully diluted basis on the Award Date.

SECTION 11. Section 16(b); Section 409A

(a) Upon the consummation of a Qualified Public Company Transaction, the provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b) (to the extent Section 16(b) otherwise would be applicable), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

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(b) The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable by reason of a Participant’s “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”) during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.

SECTION 12. Term, Amendment and Termination

(a) Effectiveness. The Plan shall be effective on the date of its approval by the Board (the “Effective Date”), provided that the Plan must be approved by the Company’s shareholders and shareholders of Omega Flex within twelve (12) months following the Effective Date. The Plan shall be null and void and of no effect if such shareholder approval condition is not fulfilled.

(b) Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

(c) Amendment of Plan. The Committee may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules.

SECTION 13. Unfunded Status of Plan

It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

SECTION 14. General Provisions

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

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(b) Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment or other service, and adoption of this Plan shall not confer upon any individual any right to continued employment or service, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any individual at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of RSUs, or the adjustment of RSUs in respect of such dividends, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment or the settlement of such Awards (taking into account then-outstanding Awards).

(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled revert to the Company.

(h) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i) Clawback. Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards, including, without limitation, recoupment requirements imposed pursuant to the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 304 of the Sarbanes-Oxley Act, or any regulations promulgated thereunder.

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(j) Automatic Exercise. In the sole discretion of the Committee, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant (or other expiration date) may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if (i) the holder of the Stock Option is employed with the Company or a Subsidiary as of the exercise date, (ii) the exercise price of such Stock Option is less than the Fair Market Value of a share of Common Stock on that date and (iii) the automatic exercise will result in the issuance of at least one (1) whole share of Common Stock to the Participant after payment of the exercise price and any applicable tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Common Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable tax withholding.

(k) Establishment of Subplans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

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**OmegaFlex® VOTE**

## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Votes submitted electronically must be received by June 17, 2025 at 11:59 P.M., local time.**

**Online**
Go to www.envisionreports.com/OFLX or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/OFLX**

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

# 2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4 and for 3 YEARS on Proposal 5.**

+

| Nominee | For | Withhold |
|---|---|---|
| 01 - J. Nicholas Filler | ☐ | ☐ |
| 02 - Edwin B. Moran | ☐ | ☐ |
| 03 - Stephen M. Shea | ☐ | ☐ |

| Proposal | 3 Years | 2 Years | 1 Year | Abstain |
|---|---|---|---|---|
| 5. To approve, on an advisory basis, the frequency (i.e., every year, every two years or every three years) of the approval, on an advisory basis, of the compensation of the Company's named executive officers. | ☐ | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment or postponement thereof.

**B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X

+

044QWB

**2025 Annual Meeting of OMEGA FLEX, INC. Shareholders will be held on Wednesday, June 18, 2025 at 10:00 A.M. local time, at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts as described in the Notice of Meeting and in the Proxy Statement.**

**Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.**
**The material is available at: www.envisionreports.com/OFLX**

**Small steps make an impact.**

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/OFLX

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

## Proxy — Omega Flex, Inc.

## Notice of 2025 Annual Meeting of Shareholders

### Proxy Solicited by Board of Directors for Annual Meeting — June 18, 2025

Kevin R. Hoben, J. Nicholas Filler and James M. Dubin, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Omega Flex, Inc. to be held on **June 18, 2025** or at any postponement or adjournment thereof.

**This proxy, when properly executed, will be voted as directed. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR items 2, 3 and 4 and for 3 YEARS on item 5.**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

(Items to be voted appear on reverse side)

**C Non-Voting Items**

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.